Exhibit 10.1

LEASE AGREEMENT

This Lease Agreement (“Lease”) is entered into this 13 day of September, 2019 by and between SWARTHMORE 1915 LLC, a New Jersey limited liability company having an address of PO Box 17, Lakewood, NJ 08701 (the “Landlord”), and PISH POSH BABY LLC, a Delaware limited liability company having an address at 1915 Swarthmore Avenue, Unit 6, Lakewood, NJ 08701 (the “Tenant”).

WITNESSETH

In consideration of the mutual covenants herein set forth, and intending to be legally bound, the parties hereto covenant and agree as follows:

1	BASIC LEASE TERMS SUMMARY; DEFINITIONS AND RELEVANT DATES

1.1	Basic Lease Summary. The following Lease Terms are agreed to by the parties hereto.

A.	Landlord:	Swarthmore 1915 LLC

B.	Tenant:	Pish Posh Baby LLC

C.	Guarantor(s):	Dov Kurlander

D.	Broker:	None.

E.	Tenant’s NAICS Number:

F.	Building: The building located at 1915 Swarthmore Avenue, Lakewood, NJ 08701, consisting of 30,070 +/- square feet. For purposes of this Lease, the parties hereto acknowledge and agree that the Building shall be deemed to be 30,070 square feet.

G.	Premises: 6,770 +/- square feet, Unit 6. For purposes of this Lease, the parties hereto acknowledge and agree that the Premises shall be deemed to be 6,770 square feet.

H.	Term: 5 Years; provided, however, that if the Possession Date is not the first day of a calendar month, the Term of the Lease shall be extended to include the number of days from the Possession Date through the end of the month in which the Possession Date occurs.

See Section 2 of Addendum to Lease Agreement.

I.	Possession Date: Tenant is currently in possession of the Premises. Tenant is fully familiar with the condition of the Premises and accepts the Premises in its “AS-IS” condition with all faults.

J.	Term Commencement Date: The earlier to occur of: (i) November 1, 2019 and (ii) the day after the effective date of the termination of the Industrial Lease dated October 13, 2015 between 1915 Swarthmore Avenue Holdings, LLC and Westmark Marketing, LLC (the “Prior Lease”).

K.	Rent Commencement Date: The Term Commencement Date.

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L.	Base Rent:

Term	Rent P.S.F.		Monthly Base Rent		Annual Base Rent
Rent Commencement Date-10/31/2020	$8.75	NNN	$4,936.46	NNN	$59,237.50	NNN
11/01/2020-10/31/2021	$9.01	NNN	$5,084.55	NNN	$61,014.63	NNN
11/01/2021-10/31/2022	$9.28	NNN	$5,237.09	NNN	$62,845.06	NNN
11/01/2022-10/31/2023	$9.56	NNN	$5,394.20	NNN	$64,730.42	NNN
11/01/2023-10/31/2024	$9.85	NNN	$5,556.03	NNN	$66,672.33	NNN

See Section 3 of Addendum to Lease Agreement.

M.	Tenant’s Proportionate Share shall be 22.51%.

N.	Security Deposit: $ 10,155.00

O.	Payments to be made by Tenant to Landlord upon execution of this Lease:

First Month’s Base Rent:	$4,936.46
Security Deposit:	$10,155.00

Total Due upon execution of this Lease by Tenant:	$15,091.46

P.	Permitted Use: Sale of baby merchandise with showroom.

1.2           The following terms, whenever used in this Lease, shall have the meanings indicated below and as may be further defined herein, unless the context requires otherwise:

A.	“Additional Rent” shall mean Tenant’s Proportionate Share of all real estate taxes, common area maintenance expenses, special assessments, general assessments, utility charges, including but not limited to water and sewer charges, rates and rents, water meter charges, and all such other taxes, levies and charges of any kind, general and special, extraordinary as well as ordinary, and each and every installment thereof which shall or may during the Term be charged, levied, laid, assessed, imposed, become due and payable, or liens upon or for or with respect to the Property or by reason of the use or occupancy of or any transaction or activity carried on or conducted in the Property, together with all interest and penalties thereon as may be assessed under this Lease (but not for any interest or penalty if Tenant timely pays Tenant’s Proportionate Share of any such imposition). Notwithstanding any provision in this Lease to the contrary, Additional Rent shall be due and payable commencing the earlier of the Possession Date or the Term Commencement Date.

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B.	“Business Days” shall mean all days except Saturday, Sunday, and Federal and State holidays.

C.	“Business Hours” shall mean 9:00 a.m. to 5:00 p.m.

D.	“Environmental Laws” shall mean all Federal, State and local environmental laws, regulations and ordinances (including, without limitation, licensing and permitting) applicable to the Premises and/or Tenant’s use thereof.

E.	“Insurance Requirements” shall mean the rules, regulations, orders and other requirements of the National and any local Board of Fire Underwriters, or other body having the same or similar functions and having jurisdiction of, and which are applicable to, the Property and of any liability, fire or other insurance policy which Tenant or Landlord is required to maintain under this Lease.

F.	“Landlord” shall mean only the owner at the time in question of the building or of a lease of the Building, so that in the event of a transfer or transfers of title to the Building or of Landlord’s interest in a lease of the Building, the transferor shall be relieved of all obligations of Landlord under this Lease accruing after such transfer, and it shall be deemed, without further agreement that such transferee has assumed and agreed to perform all obligations of the Landlord herein during the period it is the holder of Landlord’s interest under this Lease.

G.	“Landlord’s Agents” shall mean agents, servants, employees and contractors of Landlord.

H.	“Landlord’s Work” shall mean so much of the Premises as Landlord is required to complete in accordance with the specifications set forth on Exhibit B-l.

I.	“Lease Commencement Date” shall mean and refer to the date this Lease is fully executed.

J.	“Legal Requirements” shall mean the requirements of every statute, law, ordinance, regulation, rule, requirement, order or directive, now or hereafter made by any federal, state, city or county government or any department, political subdivision, bureau, agency, office or officer thereof, or of any other governmental authority having jurisdiction with respect to and applicable to (i) the Premises, (ii) the condition, equipment, maintenance, use or occupation of the Premises, including, without limitation, such of the foregoing applicable to the making of any alteration or addition in or to any structure appurtenant thereto and to pollution and environmental control; and (iii) the tenants or subtenants thereof.

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K.	“NAICS” or “NAICS Number” shall mean and refer to Tenant’s North American Industry Classification System number as defined by the most recent edition of the North American Industry Classification System Manual published by the Federal Executive Office of the President, Office of Management and Budget.

L.	“Operating Statement” shall mean a written statement prepared by Landlord or its agent, setting forth Landlord’s computation of the sum payable by Tenant under this Lease for a specified Operating Year.

M.	“Operating Year” shall mean the calendar year commencing on the first day of January in the year that the Term Commencement Date commences, and each succeeding calendar year thereafter.

N.	“Property” shall mean the Building and the land upon which the Building is located and all improvements thereon.

O.	“Rent” shall mean the basic annual rent sent forth herein payable in monthly installments.

P.	“Tenant” shall mean the Tenant named herein or any assignee or successor in interest, which at the time in question is the owner of the Tenant’s interest granted in this Lease; however, the provisions of this subsection shall not be construed to permit any assignment of this Lease or to relieve the Tenant herein or any assignee or other successor in interest (immediate or remote) from full and prompt payment , performance and observance of the covenants, obligations and conditions to be paid, performed and observed by the Tenant under this Lease, unless otherwise specifically set forth herein.

Q.	“Tenant’s Work” shall mean so much of the Premises as Tenant is required to complete in accordance with the specifications set forth on Exhibit B-2.

R.	“Unavoidable Delays” shall mean any and all delays beyond the reasonable control of the party otherwise responsible, including delays caused by the other party, governmental restrictions, governmental preemption, strikes, labor disputes, lockouts, shortage of labor or materials, acts of God, enemy action, civil commotion, riot or insurrection, fire, holdover tenancies or other unavoidable casualty or any other cause beyond the responsible party’s control, but shall not include delays occasioned by lack of money.

2	DEMISE AND TERM OF DEMISE

2.1           Landlord demises and leases unto Tenant, and Tenant hereby leases from the Landlord, in consideration of the rents to be paid and the covenants, agreements and conditions to be performed, observed and fulfilled by Tenant. The Premises are further described or shown on Exhibit A annexed hereto and made a part hereof. Landlord and Tenant agree that any statement of square footage set forth in this Lease or that may have been used in calculating Base Rent and/or any Operating Expenses is an approximation, but that both Landlord and Tenant agree to be bound by such statement for all purposes.

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2.2           Tenant shall have the nonexclusive right to use the exterior grounds, driveways, walkways and parking areas on the lot on which the Building is located in common with others occupying space in the same Building, subject to the terms of this Lease and any rules and regulations which the Landlord may adopt from time to time.

2.2.1       Tenant shall be permitted to park vehicles in the front of the Building, and shall be permitted to park vehicles in the back of the Building on a non-exclusive basis, and subject to Landlord’s rules and regulations as may be in effect from time to time. Tenant shall not use any common areas, shared areas, driveways, loading docks, garages, parking areas, walkways or sidewalks in any manner that interferes with or obstructs the lawful and permitted use of those areas by others. Tenant shall act reasonably and cooperate with other tenants, invitees, guests and occupants in the use of the common areas, shared areas, driveways, loading docks, garages, parking areas, walkways and sidewalks. Under no circumstances may Tenant regularly park any vehicles overnight (for purposes of this Lease, Landlord shall have the right to determine from time to time the number of vehicles which may be parked overnight, the location for such parked vehicles, and the frequency of such parking, and to restrict all such overnight parking as Landlord may reasonably determine). Tenant shall not park any storage trailers or similar vehicles or portable storage units on the Property. In the event that Tenant does park any storage trailer or similar vehicle or portable storage unit on the Property which remains on the Property after 7:00 p.m. and/or before 6:00 a.m., Tenant acknowledges and agrees that Landlord may assess and Tenant shall pay to Landlord on demand a parking fee of not less than five hundred ($500.00) dollars per month, which parking fee may be assessed upon one or more instances of said parking and even if said parking occurs over only one (1) day or part of one day during a given calendar month. Tenant agrees that Tenant shall be solely responsible for any and all injury, damage and/or theft arising out of in any way related to the parking of vehicles by Tenant and its guests, agents, contractors and invitees. Tenant shall have the ability to use the loading bay for the temporary parking of trucks while loading and unloading, and to conduct all regular business needs by Tenant, including the ability to have rubbish and recycle containers in the rear parking area of the Building, subject to the Landlord’s approval, the terms of this Lease and any applicable ordinances, laws, statutes, codes, rules and regulations.

See Section 4 of Addendum to Lease Agreement.

2.3       The term of the Lease (the “Term”) shall be for a period of years as set forth in Section 1.1 (H), above, commencing on the Term Commencement Date; provided, however, that if the Possession Date is not the first day of a calendar month, the Term of the Lease shall be extended to include the number of days from the Possession Date through the end of the month in which the Possession Date occurs.

See Section 2 of Addendum to Lease Agreement.

2.4       Delivery of possession of the Premises shall be deemed to have been made when Landlord provides possession of the Premises to Tenant.

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2.5       The Tenant shall not make any changes to the locks except through the Landlord’s locksmith so that any new locks match the Landlord’s master key. The Tenant shall notify the Landlord in advance of changing any locks.

3              RENT, TAXES, ASSESSMENTS, OPERATING EXPENSES, AND OTHER CHARGES

3.1           Tenant shall pay to Landlord, at the address set forth above or at such other place of which Landlord shall have given Tenant written notice, the Base Rent as set forth in Section 1.1 (L), above.

3.1.1       Base Rent and all other charges due hereunder by Tenant shall be made payable to Landlord’s property manager, Cedar Management of NJ LLC. Landlord may, at any time, upon written notice to Tenant change the name and address of the party which is to be paid the Base Rent and all other charges due hereunder by Tenant. The address for Cedar Management of NJ LLC is:

Cedar Management of NJ LLC

PO Box 17

Lakewood, NJ 08701

3.2           The Rent Commencement Date shall be the Possession Date. Such Rent shall be paid by Tenant to Landlord in advance, on the first day of each calendar month during the Term (except the first months’ Base Rent, which shall be due upon execution of this Lease), without notice, demand, abatement, deduction, counterclaim or setoff of any kind. Tenant shall pay the Rent in lawful money of the United States which shall be legal tender for all debts, public and private, at the time of payment. Any obligation of Tenant for payment of Rent which shall have accrued with respect to any period during the Term shall survive the expiration or termination of this Lease.

3.3           Whenever under the terms of this Lease any sum of money is required to be paid by Tenant in addition to the rental reserved, and said additional amount so to be paid is not designated as “additional rent,” then said amount shall nevertheless be deemed “additional rent” and collectible as such with any installment of rental thereafter falling due hereunder, or, if no such installment thereunder shall fall due, on demand.

3.4           Tenant shall pay, to Landlord, monthly, or as Landlord may otherwise demand, as additional rent, Tenant’s Proportionate Share of all real estate taxes, all special assessments (pro-rated based on the duration of the Term over the useful life of the improvement), Landlord’s Operating Expenses, all general assessments, all water and sewer charges, rates and rents, water meter charges, and all such other taxes, levies and charges of any kind, general and special, extraordinary as well as ordinary, and each and every installment thereof which shall or may during the Term be charged, levied, laid, assessed, imposed, become due and payable, or liens upon or for or with respect to the Property or by reason of the use or occupancy of or any transaction or activity carried on or conducted in the Property, together with all interest and penalties thereon (but not for any interest or penalty if Tenant timely pays Tenant’s Proportionate Share of any such imposition). All taxes, assessments, levies and charges described in this Section 3.4       (including interest and penalties thereon) are sometimes herein referred to as “impositions.” Notwithstanding the foregoing, sewer and water charges, rates and rents shall be billed by the local authority or supplier directly to the Tenant and paid directly by the Tenant.

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3.5           The term “Operating Expenses” shall mean all expenses paid or incurred by Landlord or on Landlord’s behalf in respect of the repair, maintenance and operation of the Property, including, without limitation, all expenses paid or incurred as a result of Landlord complying with its obligations under this Lease, unless specifically excluded in this Lease. Operating Expenses shall include, without limitation, (i) salaries and wages, paid to, for or with respect to all persons (whether employees of Landlord or its managing agent) engaged in the repair, operation and maintenance of the Property; (ii) payroll taxes, workers’ compensation, and related expenses for such persons; (iii) the cost of all charges for gas, steam, electricity, heat, ventilation, air-conditioning, water and other utilities furnished to the buildings within the Property (including, without limitation, the common areas thereof) together with any taxes on such utilities, except as otherwise provided in Section 3.6 below; (iv) the cost of painting; (v) the cost of building and cleaning supplies and equipment, cost of replacements for tools and equipment used in the operation, maintenance, and repair of the Property and charges for telephone service for the Property; (vi) financial expenses incurred in connection with the operation of the Property, such as insurance premiums (including, without limitation, liability insurance, fire and casualty insurance, rent insurance and any other insurance), attorneys’ fees and disbursements (exclusive of any such fees and disbursements incurred in applying for any reduction of taxes or in connection with the leasing of space in the Property or the enforcement of leases), auditing, accounting and other professional fees and expenses, association dues and any other ordinary and customary financial expenses incurred in connection with the operation of the Property; (vii) the cost or rental of all supplies (including, without limitation, cleaning supplies), tools, materials and equipment, and sales and other taxes thereon; (viii) cost of hand tools and other movable equipment used in the repair, maintenance or operation of the Property; (ix) the cost of all charges for window and other cleaning and janitorial and security services; (x) charges of independent contractors; (xi) the cost of repairs and replacements made by Landlord; (xii) the cost of alterations and improvements to the Property made by reason of Legal Requirements or Insurance Requirements (providing same are not for the benefit of a single tenant, other than Tenant); (xiii) payments under service contracts; (xiv) management fees or, if no managing agent is employed by Landlord, a sum in lieu thereof which is not in excess of the then prevailing rates for management fees of similar properties in the county in which the premises are located (but not less than 3-1/2% and no more than 5% of the rents and additional charges); (xv) the reasonable costs of opening and operating an on-site management office in the Property, including, without limitation, the fair market rental value thereof; (xvi) all other charges properly allocable to the repair, operation and maintenance of the Property in accordance with generally accepted accounting principles; (xvii) HVAC maintenance contract charges, (xviii) stand-by fire protection, sprinkler system and central station alarm charges; and (xix) snow removal and landscaping. The cost of any capital improvement (excluding any new buildings) or machinery or equipment shall be included in Operating Expenses for the Operating Year in which such improvement was made or machinery or equipment was purchased, provided that to the extent the cost of such capital improvement or machinery or equipment is required to be capitalized for federal income tax purposes, such cost shall be amortized on a straight-line basis over the useful life thereof utilized for federal income tax purposes, and the annual amortization of such capital improvement or machinery or equipment, together with interest on the unamortized balance of such cost at the annual rate of eight (8%) percent, shall be included in Operating Expenses. Any cost or expense shall be included in Operating Expenses for any Operating Year no more than once, notwithstanding that such cost or expense may fall under more than one of the categories listed above. Landlord may use related or affiliated entities to provide services or furnish materials for the Property provided that the rates or fees charged by such entities are competitive with those charged by unrelated or unaffiliated entities for the same services or materials. If during an Operating Year the tenant or occupant of any space in the Property undertook to perform work or services therein in lieu of having Landlord perform the same and the cost thereof would have been included in Operating Expenses if done by Landlord, and if the cost thereof is charged back to Landlord, then, in any such event(s), the Operating Expenses for such Operating Year shall include the amount that would have been incurred if Landlord had performed such work or services, as the case may be. If less than all of the gross rentable area of the Property is occupied by tenants at any time during an Operating Year, the Operating Expenses for such operating Year shall be deemed to be the amount that Operating Expenses would have been had all of such gross rentable area been 100% occupied throughout such Operating Year. Operating Expenses shall be calculated on the accrual basis of accounting.

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3.6           Nothing contained in this Lease shall require Tenant to pay any federal, state, municipal or other income, gross receipts or excess profits taxes assessed against Landlord, or any franchise, corporation, capital levy, estate, succession, inheritance, devolution, payroll, stamp, gift or transfer taxes of Landlord, or any similar tax, or any tax imposed solely because of the nature of the entity of Landlord, or any tax imposed on rent received by Landlord under this Lease; provided, however, that if at any time during the Term the methods of taxation prevailing at the commencement of the Term shall be altered so that in lieu of or as a substitute, in whole or in part, for the taxes, assessments, levies, impositions or charges now or hereafter levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed any tax or other charge on or in respect of the Property or the rents, income or gross receipts of Landlord therefrom (including any municipal, state, or federal levy), then such tax or charge shall be deemed an imposition, but only to the extent that such imposition would be payable if the Premises or the rent, income or gross receipts received therefrom, were the only property of Landlord subject to such imposition, and Tenant shall pay and discharge the same as herein provided in respect of the payment of impositions.

3.7           Tenant shall also pay, when due, all charges for heat, electricity, gas, water and sewage and other public and private utilities and services furnished to the Premises during the Term. If the utilities are separately metered, Tenant shall pay the charges therefor. If any utilities are not separately metered, Tenant shall pay a reasonable pro-rata share of such utility charges, which may or may not be the Proportionate Share of such charges, as reasonably determined by Landlord. Tenant acknowledges and agrees that all charges for heat, electricity, gas, and other public and private utilities and services are final and Tenant shall pay said charges to Landlord on time, when due, in full, and without right to challenge or dispute any charges or parts of charges imposed on Tenant for said utilities. Notwithstanding any provision in this Lease to the contrary, all such charges shall be due and payable commencing the earlier of the Possession Date or the Term Commencement Date.

3.8           If Tenant shall fail to pay, within five (5) business days of the date when the same is due and payable, any rent or other charge pursuant to this Lease, Tenant shall upon demand pay Landlord a late charge of five (5%) percent of the amount past due, or, if such late charge shall exceed the maximum late charge permitted by law, the Tenant shall pay the maximum late charge permitted by law.

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3.9           Except as otherwise expressly provided in this Lease, (a) this Lease shall be deemed and construed to be a “net-net-net” Lease; (b) Landlord shall receive all Rent from Tenant free from any and all charges, assessments, expenses or deductions of any and every kind or nature whatsoever, to the end that this Lease shall yield net to Landlord the Rent and additional rent payable hereunder during each year of the Term; and (c) all costs, expenses and obligations of every kind and nature whatsoever relating to the Premises during the Term shall be paid or cause to be paid by Tenant.

4.	USE OF PREMISES; COMPLIANCE WITH LAWS

4.1           Subject to Section 4.2, the Premises may be used only for the Permitted Use and such other additional ancillary uses as may be approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Without limiting the foregoing, Tenant shall not be permitted to store, warehouse, or transport to the Premises any hazardous wastes or substances.

4.2           Except as provided elsewhere in this Lease, whenever any law, order or regulations of Federal, State and Municipal authorities, or any lawful direction of any public officer, imposes any duty upon the Landlord or the Tenant with respect to the Premises, then if that duty was in existence at the time of the commencement of this Lease, and if that duty relates to the structure of the Premises without respect to the occupancy of the Tenant or the Tenant’s use of the Premises, then compliance with that duty shall be the sole responsibility and sole expense of the Landlord; however, if that duty arose after the commencement of this Lease, and if it is based in whole or in part upon modifications made to the Premises by or for the Tenant, or if it is based in whole or in part upon the Tenant’s use or occupancy of the Premises, then compliance with that duty shall be the sole responsibility and sole expense of the Tenant. The Tenant, at its sole expense, shall obtain all required licenses or permits for the conduct of its business within the terms of this Lease. Tenant shall obtain a Certificate of Occupancy at its own cost and expense for its use of the Premises, except that Landlord shall be responsible to repair, at its sole cost and expense, any violation not caused by Tenant that exists prior to the Possession Date which must be corrected in order for a certificate of occupancy to be issued.

4.3           Tenant shall not use or occupy or permit anything to be done in or on the Premises, in whole or in part, in a manner which would in any way violate any certificate of occupancy affecting the Property, make void or voidable any insurance then in force with respect thereto, or which may make it more costly or impossible to obtain fire or other insurance thereon, cause or be apt to cause structural injury to the Building or any part thereof, constitute a public or private nuisance, or which may violate any present or future, ordinary or extraordinary, foreseen or unforeseen Legal Requirements or Insurance Requirements, as hereinafter defined. In addition, Tenant shall not allow any animals to be kept on the Premises or use or allow the Premises to be used for residential or dwelling purposes. Tenant shall not cause unreasonable noise, vibrations, dust, debris or noxious odors to emanate from the Premises. Tenant shall not disturb other tenants or occupants of the Building.

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4.4           Tenant shall, at its expense, promptly comply or cause compliance with; and not jeopardize or make more costly Landlord’s compliance with (but it being agreed that except as may otherwise be expressly set forth to the contrary in this Lease, compliance with the following shall be the obligation of Tenant at Tenant’s expense):

4.4.1       Legal Requirements including but not limited to the requirements of every statute, law, ordinance, regulation, rule, requirement, order or directive, including but not limited to the Americans with Disabilities Act of 1990, now or hereafter made by any federal, state, city or county government or any department, political subdivision, bureau, agency, office or officer thereof, or of any other governmental authority having jurisdiction with respect to and applicable to (i) the Premises, (ii) the condition, equipment, maintenance, use or occupancy of the Premises, including, without limitation, such of the foregoing applicable to the making of any alteration or addition in or to any structure appurtenant thereto and to pollution and environmental control; and (iii) the tenants or subtenants thereof; and

4.4.2       Insurance Requirements, including but not limited to the rules, regulations, orders and other requirements of the National and any local Board of Fire Underwriters, or other body having the same or similar functions and having jurisdiction of, and which are applicable to, the Property, including but not limited to annual fire inspections, and of any liability, fire or other insurance policy which Tenant or Landlord is required hereunder to maintain, whether or not such compliance involves changes in the use of the Premises or any part thereof, or be required on account of any particular use to which the Premises, or any part thereof may be put, and whether or not any such Legal Requirements or Insurance Requirements be of a kind not now within the contemplation of the parties hereto.

4.5           Tenant shall not, by its actions or inactions, cause, or allow to occur, any pollution to or contamination of the Premises or anybody of land, water, waterway, watercourse or the atmosphere during the Term hereof. Tenant shall strictly comply with all Federal, state and municipal laws, regulations and ordinances (which, for purposes of this Lease, shall also be deemed Legal Requirements) prohibiting or providing for the control or regulation of emissions or effluents of any kind into the atmosphere or anybody of land, water or watercourse.

5	NO REPRESENTATIONS BY LANDLORD

5.1           Except for any environmental condition which exists at the time of Lease Commencement, Tenant covenants and agrees that it will accept the Premises in their existing “as is” state or condition as of the date of delivery of possession and without any further representation or warranty, express or implied, in fact or by law, by Landlord or its agents and without recourse to Landlord or its agents, as to the nature, condition, or usability thereof, the title thereto, or the use or occupancy which may be made thereof, except as specifically provided in this Lease.

6.	INSURANCE

6.1           Landlord shall maintain the following types of insurance in the amounts specified, and Tenant shall pay to Landlord, monthly, or as Landlord may otherwise demand, Tenant’s Proportionate Share of the premiums therefor:

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6.1.1       Insurance against damage to the Building by “all risk” of direct physical loss, including insurance against physical loss or damage by fire, lightening and other risks and supplementary perils from time to time included under an “all risk” policy (at Landlord’s option to include earthquake and flood), with standard and extended coverage and “all risk” endorsement, including insurance against vandalism and malicious mischief and boiler and machinery insurance, in amounts sufficient to prevent Landlord from becoming a co-insurer, but in no event less than one hundred (100%) percent of the Building’s then full replacement value, and with a contingent liability endorsement and/or demolition and increased cost of construction endorsement in order for the Building to be constructed in accordance with all Legal Requirements which may be applicable at the time of loss or damage.

6.1.2       Rent insurance, with “all risk” coverage, against the loss of basic annual rental and additional rent for the Building for no less than one (1) year.

6.1.3       Plate glass insurance at the option of Landlord.

6.1.4       Such other insurance, and in such amounts, as deemed necessary by Landlord, from time to time, as are then commonly insured against for premises similarly situated, including, without limitation, commercial general liability insurance, flood hazard insurance and contractual liability insurance.

6.1.5       Landlord shall have the right to provide any insurance maintained or caused to be maintained by it under blanket insurance policies or a program of self-insurance.

6.2           During the term, Tenant, at Tenant’s sole cost and expense, shall carry and maintain:

6.2.1       Broad form commercial general liability insurance coverage with a limit of not less than $2,000,000.00 per each occurrence (“CGL”), to include commercial umbrella liability coverage. If the CGL contains a general aggregate, it shall apply separately to the Premises. The CGL shall be written on ISO occurrence form CG 00011093 or a substitute providing equivalent coverage and shall cover liability arising from the Premises, operations, independent contractors, personal injury. The commercial umbrella liability coverage shall be consistent with the primary coverage.

6.2.2       Worker’s compensation insurance covering all persons employed in connection with the operation of Tenant’s business upon the Premises, and otherwise as required by Legal Requirements.

6.2.3       Special form “all risk” coverage covering Tenant’s fixtures, equipment, furniture, personal property, and improvements and alterations (including, without limitation, any Alterations (hereinafter defined), including insurance against physical loss or damage by fire, lightening and other risks and supplementary perils from time to time included under an “all risk” policy, with the standard and extended coverage and “all risk” endorsement, including insurance against vandalism and malicious mischief, to the extent of one hundred (100%) percent of the full replacement value (and the proceeds of which shall be used by Tenant for the replacement of any such fixtures, equipment, furniture, personal property, improvements and alterations).

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6.2.4       One (1) year insurance coverage for business interruption and loss of income and extra expense insuring at least the following perils: fire, smoke damage, vandalism, malicious mischief and sprinkler leakage in such amounts as will reimburse Tenant for any direct or indirect loss of earnings attributable to any such perils including prevention of access to the Premises as a result of any such perils.

6.2.5       Such other insurance and in such amounts as may, from time to time, be reasonably required by Landlord, or any mortgagee, wherein Landlord, and the holder of any mortgage to which this Lease is subject, are named as an additional named insured, against such other hazards as at the time or normally insured against in cases of premises similarly situated and similarly used.

6.3           Prior to the commencement of the Term and thereafter not less than thirty (30) days prior to the expiration dates of the expiring policies theretofore furnished by Tenant pursuant to Section 6.2, Tenant shall deliver to Landlord a certificate of each insurance policy required under this Lease, which certificate shall be in a form reasonably satisfactory to Landlord and shall, at a minimum, (i) specify the Additional Insureds’ status of Landlord and the Additional Insureds, (ii) evidence the waiver of subrogation required pursuant to Section 6.7, and (iii) provide that said policies shall not be reduced in amount (or otherwise materially changed) or cancelled or lapsed without providing to Landlord at the address specified in Section 24 of this Lease at least thirty (30) days’ prior written notice of such reduction (or other material change) cancellation or lapse.

6.4           Tenant shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be furnished pursuant to Section 6.1 unless such additional insurance is written on an excess or contingency basis and does not reduce the amounts payable in the event of loss covered by the insurance maintained pursuant to Section 6.1.

6.5           If Tenant takes out any such separate insurance, it shall immediately notify Landlord thereof and shall deliver copies of the policies to Landlord.

6.6           All policies of insurance provided for in Section 6.1 shall name Landlord and any fee mortgagee as the insureds as their respective interests may appear, as to any such mortgagee, by standard mortgagee clause without contribution, but with proceeds payable to Landlord or as such fee mortgagee may require. Any loss under such policy shall be adjusted with the insurance company solely by Landlord. All policies of insurance provided for in Section 6.1 shall name Landlord as the insured with proceeds payable to, and to be adjusted by, Landlord.

6.7           With respect to the policies of insurance required to be maintained by Tenant under this Lease:

6.7.1       All such insurance shall, to the extent permitted by Legal Requirements, name any mortgagees and ground lessors of the property and/or the Building and/or the Premises and their successors and assigns (“Additional Insureds”) and Landlord, as Additional Insureds.

6.7.2       All such insurance shall be written by an insurance carrier or carriers authorized to do business in the State of New Jersey and that is rated at least A by AM. Best Company, Oldwick, New Jersey (“A.M. Best”) and financial rating of “Class XII” or better by A.M. Best (or which meet a comparable standard in the event such rating system is discontinued or changed).

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6.7.3       No such insurance shall be invalidated by any action or inaction of Tenant and shall insure Landlord and the Additional Insureds regardless of any breach or violation of warranties, declarations, conditions or exclusions by Tenant.

6.7.4       All provisions of each such insurance policy, except for the limits of liability, shall operate in the same manner as if a separate policy had been issued to each person or entity insured thereunder.

6.7.5       The insurance provided thereunder is a primary insurance without any right of contribution from any other insurance which may be carried by or for the benefit of Landlord or the Additional Insureds.

6.7.6       Shall recognize the indemnification set forth in Article 13 of this Lease.

6.7.7       Any such insurance may be covered under a blanket policy or policies of insurance provided that (i) the coverage afforded Landlord will not be reduced or diminished, and (ii) the requirements set forth in this Lease are otherwise satisfied by such blanket policy or policies.

6.7.8       Shall not have a deductible amount in excess of $10,000.00, nor shall Tenant be self-insured for any portion of the coverages to be provided hereunder.

6.8           Landlord and Tenant hereby release each other and each other’s officers, directors, employees and agents, from liability or responsibility for any loss or damage to property covered by valid and collectible fire insurance with standard extended coverage endorsement. This release shall apply not only to liability and responsibility of the parties to each other, but shall also extend to liability and responsibility for anyone claiming through or under the parties by way of subrogation or otherwise. This release shall apply even if the fire or other casualty shall have been caused by the fault or negligence of a party or anyone for whom a party may be responsible. However, this release shall apply only with respect to loss or damage actually recovered from an insurance company. This release shall not apply to loss or damage of property of a party unless the loss or damage occurs during the times the fire or extended coverage insurance policies of a party contain a clause or endorsement to the effect that any release shall not adversely affect or impair the policies or prejudice the right of the party to recover thereunder. Landlord and Tenant each agree that any fire and extended coverage insurance policies covering the Premises or contents shall include this clause or endorsement as long as the same shall be obtainable without extra cost, or if extra cost shall be charged therefor, so long as the other party pays the extra cost. If extra cost shall be chargeable, the party whose policy is subject to the extra cost shall advise the other thereof, and of the amount of the extra cost.

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7	DAMAGE OR DESTRUCTION

7.1           In every case of fire, explosion, damage by the elements or other casualty, Tenant shall immediately give notice to Landlord.

7.2           If at any time during the Term, the Premises or the Building shall be damaged in whole or in part, or wholly or partially destroyed, by fire or other casualty (including any casualty for which insurance coverage was not obtained) of any kind or nature, regardless of whether said damage or destruction resulted from an act of God, the fault of the Tenant, the Landlord or from any cause whatsoever, then, in that event neither party shall be required to replace, repair or rebuild the damaged or destroyed improvements; provided, however, that if the damage or destruction results from the act, negligence or fault of Tenant and is not covered by insurance, or the insurance proceeds received by the Landlord are insufficient therefor, the Tenant shall be required to replace, repair or rebuild the damaged or destroyed improvements to substantially their condition prior to the casualty event.

7.3           The Landlord shall have the option, to be exercised by written notice to Tenant within 30 days of the casualty event, to (i) replace, repair and rebuild any and all damaged or destroyed improvements (with the exception of any improvements made or owned by Tenant), or (ii) to terminate this Lease as of a specified date, in which latter event all rent shall be apportioned as of the date of such casualty, damage or destruction, and this Lease shall terminate as of the specified date. In the event Landlord proceeds to replace, repair and rebuild, this Lease shall not terminate, Landlord shall cause the Premises to be repaired or restored to the extent insurance proceeds are available to the Landlord, as speedily as its good faith efforts will allow, and there shall be a proportional abatement of the Base and additional rent reserved under this Lease (as applicable) during such period as the Premises remain untenantable, based on the extent to which the Premises are untenantable, but, in any event, only to the extent that Landlord actually receives proceeds from the rent insurance carried by Landlord in the event Tenant causes any diminution or cessation in same. Landlord and Tenant shall each have the option to terminate this Lease effective as of the date of the damage or destruction in the event (x) the Premises cannot reasonably be repaired within 120 days of such date as set forth in an opinion to that effect of an architect or engineer retained by Tenant (at its expense) and reasonably acceptable to Landlord; (y) the Landlord shall not give written notice of Landlord’s election under clause (i) above within the specified 30 day period; or (z) the Landlord, after having elected to repair, shall not restore the Premises substantially to its condition prior to the event causing the damage or destruction. In the event that the Premises or the Building is destroyed or damaged to any substantial extent during the last twelve (12) months of the Lease Term (if and as renewed), then notwithstanding anything contained in this Article 7, Landlord and Tenant shall each have the option to terminate this Lease by giving written notice to the other party of the exercise of such option within thirty (30) days after Landlord becomes aware of such damage or destruction, in which event this Lease shall cease and terminate as of the date of such notice. Tenant’s options to terminate shall be exercised by written notice to Landlord within thirty (30) days of the casualty event, with respect to clauses (x) and (y) and within 10 days after the date of such damage or destruction with respect to clause (z).

See Section 5 of Addendum to Lease Agreement.

7.4           Tenant agrees that the foregoing provisions are in lieu of any other rights or remedies that Tenant may have pursuant to N.J.S.A. 46:8-6 or 46:8-7.

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8	CONDEMNATION

8.1           If the whole of the Property shall be taken under the power of eminent domain by any public or private authority or in the event of sale to such authority in lieu of formal proceedings of eminent domain, then this Lease shall cease and terminate as of the date of such taking or sale, which date is defined, for all purposes of this Article 8, as the date the public or private authority has the right to possession of the property being taken or sold.

8.2           In the event of any taking or sale of all or any part of the Property, the entire proceeds of the award or sale shall be paid to Landlord, and Tenant shall have no right to any part thereof; provided, however, that nothing contained herein shall be construed to prevent Tenant from recovering any allowance for its personal property or for moving expenses which the law permits to be made to tenants, so long as such allowance does not diminish the award paid to Landlord.

8.3           If any public or private authority shall, under the power of eminent domain, make a taking, or should a sale in lieu thereof occur of 25% or more of the Property then Landlord may, at its election, terminate this Lease by giving Tenant written notice of the exercise of its election within 20 days after the nature and extent of the taking or sale have been finally determined. In the event of termination by Landlord under the provisions of this Section 8.3, this Lease shall cease and terminate as of the date of such taking or sale. If Landlord does not so terminate this Lease, subject to Section 8.5, this Lease shall continue in full force and effect.

8.4           In the event of a partial taking or sale not resulting in a termination of this Lease pursuant to Section 8.3, Landlord shall, if Landlord’s mortgagee consents thereto, effectuate all such repairs and restoration as are necessary to restore the Premises for the operation of Tenant’s business, to the extent net proceeds of the award or sale are available, but nothing contained herein shall be construed so as to require Landlord to pay any cost of repair in excess of the net proceeds of the award or sale price received from the condemning authority. In such case, as of the date of the taking, Tenant’s Proportionate Share shall be adjusted accordingly, the basic and additional rent reserved hereunder shall be reduced, but only until such time as Landlord completes its repair or restoration in accordance herewith, by an amount that is in the same ratio to the rental then in effect as the value of the portion of the Premises taken or sold bears to the total value of the Premises immediately before the date of taking or sale. If the net proceeds of the award or sale are not sufficient to repair or restore the Premises, Tenant may, at its own expense, complete such repairs or restoration, in accordance with the terms of this Lease, or terminate the Lease.

8.5           Tenant shall have the option, to be exercised by written notice to Landlord within fifteen (15) days after such taking or sale, to terminate this Lease in the event (i) more than 25% of the Premises is taken in condemnation; or (ii) the Lease continues notwithstanding a partial condemnation and within 120 days after the condemnation, Landlord does not restore the Premises substantially to their condition prior to the condemnation.

8.6           The taking of the Premises or any part thereof by military or other public authority shall constitute a taking of the Premises under the power of eminent domain only when the use and occupancy by the taking authority has continued for longer than 90 consecutive days. During the 90-day period all the provisions of this Lease shall remain in full force and effect, except that rental reserved (but not the additional rent) shall be abated during such period of taking based on the extent to which the taking interferes with Tenant’s use of the Premises. Landlord shall be entitled to whatever award may be paid for the use and occupation of the Premises for the period involved.

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9	SUBORDINATION, ATTORNMENT, ESTOPPEL

9.1           This Lease is and shall be subject and subordinate in all respects to all bona fide institutional mortgages which may now or hereafter affect the Property, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, consolidations, replacements, and extensions of such mortgages irrespective of the date of recording thereof. This Section 9.1 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant agrees, without payment to Tenant of any consideration therefor, to promptly (but in any event, within ten (10) days of request) execute and deliver any instrument that Landlord or the holder of any such mortgage or any of their respective successors in interest may request to evidence such subordination, and Tenant hereby irrevocably appoints Landlord its attorney in fact to execute such instrument on behalf of Tenant, should Tenant refuse or fail to do so promptly after request. The mortgages to which this Lease is, at the time referred to, subject and subordinate shall sometimes be collectively called “superior mortgages”. Landlord shall, upon the request of Tenant, use its good faith efforts to obtain a non-disturbance agreement, in a form satisfactory to Tenant in its reasonable opinion, from the holder of any superior mortgage; provided, however, (1) Landlord (i) shall not be required to incur any costs or liabilities in connection therewith and (ii) shall not have any liability to Tenant if Landlord shall fail to procure such agreement; and (2) this Lease and the obligations of Tenant shall not be affected should Landlord fail to procure such agreement despite such good faith efforts.

9.2           In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right: (i) until it has given written notice of such act or omission to the holder of each superior mortgage whose name and address shall previously have been furnished to Tenant in writing and (ii) if such act or omission shall be one which may be capable of being remedied by Landlord or such mortgage holder within thirty (30) days, until a thirty (30) day period for remedying such act or omission shall have elapsed following the giving of such notice), provided such holder shall with reasonable diligence give Tenant written notice of intention to, and commence and continue to, remedy such act or omission. The cure period shall be extended as reasonably necessary provided the holder has commenced and is diligently pursuing the curing of the act or omission giving Tenant the right to cancel or terminate the Lease or claim a partial or total eviction.

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9.3           If the holder of a superior mortgage shall succeed to the rights of Landlord, then at the request of such party so succeeding to Landlord’s rights (herein sometimes called successor-landlord) and upon such successor-landlord’s written agreement to accept Tenant’s attornment, Tenant shall attorn to and recognize such successor-landlord as Tenant’s landlord under this Lease and shall promptly, without payment to Tenant of any consideration therefor, execute and deliver any instrument that such successor-landlord may request to evidence such attornment. Tenant hereby irrevocably appoints Landlord or the successor-landlord the attorney-in-fact of Tenant to execute and deliver such instrument on behalf of Tenant, should Tenant refuse or fail to do so promptly after request. Upon such attornment, this Lease shall continue in full force and effect as, or as if it were, a direct lease between the successor-landlord and Tenant upon all of the terms, conditions, and covenants as are set forth in this Lease and shall be applicable after such attornment, except that the successor-landlord shall not: (i) be obligated to repair, restore, replace, or rebuild the Property, in case of total or substantially total damage or destruction, beyond such repair, restoration or rebuilding as can reasonably be accomplished with the net proceeds of insurance actually received by, or made available to, the successor-landlord; (ii) be liable for any previous act or omission of Landlord; (iii) be subject to any prior defenses or offsets; (iv) be bound by any modification of this Lease not expressly provided for in this Lease or by any previous prepayment of more than one month’s rent, unless such modification or prepayment shall have been expressly approved in writing by the holder of the superior mortgage through or by reason of which the successor landlord shall have succeeded to the rights of Landlord; or (v) be liable for the performance of Landlord’s covenants and agreements contained in this Lease to any extent other than to the successor landlord’s ownership in the Property, and no other property of such successor-landlord shall be subject to levy, attachment, execution or other enforcement procedure for the satisfaction of Tenant’s remedies.

9.4       In the event that a bona fide institutional lender shall request reasonable modifications to this Lease, then Tenant shall not unreasonably withhold or delay its written consent to such modifications provided that the same do not (and Tenant shall not demand the payment to Tenant of any consideration for consent thereto), increase in any material manner the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant’s use and enjoyment of the Premises.

9.5       Tenant agrees, without payment to Tenant of any consideration therefor, to promptly (but in any event, within ten (10) days of request) execute and deliver any statement that Landlord or the holder of any such mortgage or any of their respective successors in interest may request certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the Rent has been paid, stating such other information concerning this Lease and Tenant’s tenancy as Landlord reasonably shall request, and stating whether or not there exists any default in the performance by Landlord of any term, covenant or condition contained in this Lease and, if so, specifying each such default, it being intended that any such statement delivered pursuant to this Section 9.5 may be relied upon by Landlord and by any mortgagee or prospective mortgagee of any mortgage affecting the Property or any purchaser or prospective purchaser of the Property. When so requested by Landlord, such statement shall be submitted in writing under oath by a person or persons having knowledge of the statements made therein, and Tenant hereby irrevocably appoints Landlord its attorney in fact to execute such statement on behalf of Tenant, should Tenant refuse or fail to do so within ten (10) days of written request therefore.

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10	REPAIRS, MAINTENANCE, ALTERATIONS

10.1         Tenant at its cost shall maintain, in good condition, and shall repair if damaged, all portions of the Premises, including, without limitation, all fixtures contained within the Premises (including but not limited to toilets, sinks, doors (including the doors to the Premises from outside the Premises), garage doors, rollup doors, and similar structures), the HVAC system, and all of Tenant’s personal property. Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations in or to the Premises. Throughout the Term of the Lease, Tenant shall be required to maintain a full-fledged HVAC service contract in form and substance reasonably acceptable to Landlord. Furthermore, Tenant shall keep the sidewalks up to the curbs adjacent to the Premises free and clear from rubbish, ice and snow and Tenant shall not encumber or obstruct the same or allow the same to be encumbered or obstructed in any manner. It is Tenant’s sole and exclusive responsibility to ensure that all sidewalks and pathways from Tenant’s entryway to the parking lot remain free and clear from any snow, ice, hazards, objects, obstacles, or conditions which may encumber, enjoin, or make hazardous said sidewalks and pathways. Notwithstanding the foregoing, Landlord and Tenant agree that Landlord’s only responsibility for maintaining any of the foregoing is limited to the clearing of the Property’s parking lots.

10.2         Landlord shall be responsible for repairs to the roof, exterior walls, steel structures, in wall electrical and plumbing systems (unless such damage is caused by Tenant or its agents or invitees) and sprinkler system of the Building, unless the repair is occasioned by the act or omission of Tenant, its agents, employees, guests, licensee, invitees, subtenants, assignees, successors or independent contractors, in which event Tenant shall be responsible for such repairs.

10.3         Maintenance of grounds, driveways and parking areas adjacent to the Premises (including removal of ice and snow from the parking areas) shall be the responsibility of the Landlord, except that the Tenant shall be responsible for maintenance of the sidewalk and walkway in front of the Premises.

10.4         Landlord shall not be liable for any failure of water supply, gas or electric current or of any utility or for any injury or damage to person or property caused by or resulting from gasoline, oil, steam, gas, electricity, or hurricane, tornado, flood, wind or similar storms or disturbances, or water, rain or snow which may leak or flow from the street, sewers, gas mains or any sub-surface area or from any part of the Building, or leakage of gasoline or oil from pipes, appliances, sewer or plumbing works therein, or from any other place, or for interference with light or other incorporeal hereditaments by anyone, or caused by operations by or of any public or quasi-public work.

10.5         Tenant shall have the right to make, at its sole cost and expense, additions, alterations and changes (collectively, “Alterations”) in or to the Premises, provided Tenant shall not then be in default in the performance of any of the covenants in this Lease, subject, however, in all cases to the following conditions:

10.5.1     No Alterations shall be commenced except after fifteen (15) days’ prior written notice, which shall include reasonably detailed final plans and specifications and working drawings of the proposed Alterations and the name of the contractor, to Landlord.

10.5.2     No Alterations costing in excess of $2,500 (and no Alterations which, when aggregated with all other Alterations, proposed or performed during the Term shall exceed $5,000) and no structural or exterior Alterations, regardless of cost, shall be made without the prior written consent of Landlord, which shall not be unreasonably withheld as to interior and non-structural Alterations.

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10.5.3     No Alterations shall be undertaken until Tenant shall have procured and paid for, so far as the same may be required from time to time, all permits and authorizations of all governmental authorities having jurisdiction.

10.5.4     All Alterations shall be made promptly (Unavoidable Delays excepted), in a good and workmanlike manner and in compliance with all applicable permits, authorizations and all Legal Requirements and all Insurance Requirements.

10.5.5     Anything in this Lease to the contrary notwithstanding, no Alterations shall be made by Tenant, unless they were approved by the Landlord, if they reduce the value or serviceability of the Premises, increase the risk of casualty or the cost of insurance or increase the risk of environmental pollution.

10.5.6     Before commencing the Alterations and at all times during construction, Tenant’s contractor shall maintain builder’s risk insurance coverage satisfactory to Landlord.

10.5.7     If the estimated cost of the Alterations exceeds $20,000.00 or will damage or will adversely or materially affect any structural component of the Building, before the commencement of the Alterations Tenant at its cost shall furnish to Landlord a performance and completion bond issued by an insurance company qualified to do business in New Jersey in a sum equal to (i) the cost of the Alterations (as determined by the construction contract between Tenant and its contractor) guaranteeing the completion of the Alterations free and clear of all liens and other charges, and in accordance with the plans and specifications, and (ii) the estimated cost to restore and/or repair the Premises at the end of the Least Term.

10.6       All Alterations, whether temporary or permanent in character, which may be made upon the Premises either by Landlord or Tenant, except furniture or nonattached trade fixtures or equipment installed at the expense of Tenant, shall be the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the expiration or any termination of this Lease, without compensation to Tenant; provided, however, Landlord may elect within 30 days before the expiration of the Term, or within five days after termination of the Term, to require Tenant, at Tenant’s cost, to remove any Alterations that Tenant has made to the Premises. If Landlord so elects, Tenant at its cost shall restore the Premises to the condition designated by Landlord in its election, and repair any damage caused by the removal of Alterations, before the last day of the Term, or within 30 days after notice of election is given, whichever is later. This Section shall survive the expiration or termination of this Lease.

10.7       Tenant shall remove from the Premises prior to expiration of the Term any trade equipment (not including any building equipment) affixed to the Premises by Tenant, at Tenant’s sole cost and expense. Tenant shall be responsible and hereby indemnifies Landlord for any damage to the Premises arising out of removal of any of Tenant’s property, equipment, or trade fixtures from the Premises. Tenant shall, at its sole cost, promptly restore, repair and/or replace any damage caused by the removal of Tenant’s property, equipment, and trade fixtures.

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11	SECURITY DEPOSIT

11.1         Tenant has this day deposited (by check subject to collection) with Landlord the Security Deposit as set forth in Section 1.1 (N), above, to secure the full and faithful performance by Tenant of all the terms, covenants and conditions of this Lease upon Tenant’s part to be performed, which sum shall be returned to Tenant without interest after the expiration of the Term, provided Tenant has fully and faithfully carried out all of the terms, covenants and conditions on Tenant’s part to be performed (but no such return shall be deemed an estoppel against or an admission by Landlord that Tenant is then in compliance with its obligations). Landlord shall have the right to use, apply or retain any part or all of the Security Deposit to remedy any default of Tenant hereunder, repair damage to Premises or to other property of Landlord caused by Tenant or any of its agents, employees, invitees or licensees, or expenses of re-renting and redecorating the Premises in the event Tenant vacates same prior to the expiration of the Term. If Landlord applies any part of said Security Deposit to remedy any default of Tenant, Tenant shall, upon demand, deposit with Landlord the amount so applied so that Landlord shall have the full Security Deposit on hand at all times during the Term of this Lease. In no event shall Tenant be entitled to credit against any Rent due hereunder by virtue of the deposit of such Security Deposit. In the event of a sale of the Property, Landlord shall have the right to transfer the Security Deposit to the vendee for the benefit of Tenant, and, after notice to Tenant of such sale and the name of the new landlord, Landlord shall be considered released by Tenant from all liability for the return of such Security Deposit; Tenant shall look to the new landlord solely for the return of the Security Deposit, and it is agreed that this shall apply to every transfer or assignment made of the Security Deposit to a new landlord. The Security Deposit shall not be mortgaged, assigned or encumbered by Tenant without the prior written consent of Landlord.

12	ASSIGNMENTS, SUBLETTING AND MORTGAGING

12.1         Neither Tenant, nor Tenant’s successors or assigns, shall (unless expressly permitted to do so) assign, mortgage, pledge or encumber this Lease, in whole or in part, or sublet the Premises, in whole or in part, or permit the same or any portion thereof to be used or occupied by others, or enter into a management contract or other arrangement whereby the Premises shall be managed and operated by anyone other than the then owner of Tenant’s leasehold estate, nor shall this Lease be assigned or transferred by operation of law, without the prior consent in writing of Landlord in each instance, which consent shall not be unreasonably withheld, conditioned or delayed. If this Lease be so assigned or transferred, or if all or any part of the Premises be sublet or occupied by anybody other than Tenant, Landlord may, after such default by Tenant, collect rent from the assignee, transferee, subtenant or occupant, and apply the net amount collected to the Rent reserved herein, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any agreement, term, covenant or condition of this Lease, or the acceptance of the assignee, transferee, subtenant or occupant as tenant, or a release of Tenant from the performance or further performance by Tenant of the terms, covenants and conditions of this Lease, and Tenant shall continue to be liable under this Lease. The consent by Landlord to an assignment, mortgage, pledge, encumbrance, transfer, management contract or subletting shall not be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment, mortgage, pledge, encumbrance, transfer, management contract or subletting. Landlord shall have the right to unreasonably withhold its consent to an assignment, mortgage, pledge or other encumbrance, however Landlord shall not unreasonably withhold its consent to a proposed subletting. An assignment of this Lease shall specifically include, without limitation, the following: (a) if Tenant shall be a corporation, limited liability company or other entity and a controlling amount of its voting stock or interest or all or substantially all its assets shall be sold, mortgaged, assigned, pledged, encumbered or otherwise transferred (whether in one (1) single transaction or in more than one (1) successive transaction); or (b) if Tenant shall be a partnership, joint venture, syndicate or other group and all or any portion of the interest of any interest holder shall be sold or otherwise transferred. Notwithstanding the foregoing, Tenant may, without Landlord’s consent but upon a minimum thirty (30) days prior written notice to Landlord, sublet all or any portion of the Premises or assign this Lease to the following (each, a “Permitted Transfer”): (a) a parent, subsidiary, affiliate, division or other entity controlling, controlled by or under common control with Tenant; or (b) a successor entity related to Tenant by merger, consolidation, reorganization or similar action. For the purpose of this Lease, any sale or transfer of Tenant’s capital stock, redemption or issuance of additional stock of any class shall not be deemed an assignment, subletting or any other transfer of this Lease or the Premises.

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12.1.1      Tenant shall provide to Landlord, with each and every request for Landlord’s consent to same, such information and documentation as Landlord may reasonably request.

12.1.1.1       Landlord shall be entitled to receive an estoppel certificate from Tenant and the proposed assignee/subtenant.

12.1.1.2       Landlord shall be entitled to approve the form of such assignment or sublet.

12.1.1.3       Should Tenant receive rent or other consideration for any such assignment or sublet in excess of the Base Rent set forth herein, then Landlord shall be entitled to 100% of such excess rent or consideration.

See Section 6 of Addendum to Lease Agreement

13	INDEMNITY

See Section 8 of Addendum to Lease Agreement.

13.1         Notwithstanding that joint or concurrent liability may be imposed upon Landlord by statute, ordinance, rule, regulation, order, or court decision, Tenant shall, notwithstanding any insurance furnished pursuant hereto or otherwise, indemnify, protect, defend and hold harmless Landlord from and against any and all liability, fines, suits, claims, obligations, damages, losses, penalties, demands, actions and judgments, and costs and reasonable expenses of any kind or nature (including reasonable attorneys’ fees), by anyone whomsoever, due to or arising out of:

13.1.1     any work or thing done in, on or about the Premises or any area of Tenant’s responsibility (including but not limited to sidewalks up to the curbs adjacent to the Premises which Tenant is to keep free and clear from rubbish, ice and snow, etc.) or any part thereof by Tenant or anyone claiming through or under Tenant or the respective employees, agents, licensees, contractors, servants or subtenants of Tenant or any such person;

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13.1.2     any use, possession, occupation, condition, operation, maintenance or management of the Premises or any area of Tenant’s responsibility (including but not limited to sidewalks up to the curbs adjacent to the Premises which Tenant is to keep free and clear from rubbish, ice and snow, etc.) or any part thereof, including, without limitation, any air, land, water or other pollution caused by Tenant;

13.1.3     any negligence or wrongful act or omission on the part of Tenant or any person claiming through or under Tenant or the respective employees, agents, licensees, invitees, contractors, servants or subtenants of Tenant or any such person;

13.1.4     any accident or injury to any person (including death) or damage to property (including loss of property) occurring in or on the Premises or any area of Tenant’s responsibility (including but not limited to sidewalks up to the curbs adjacent to the Premises which Tenant is to keep free and clear from rubbish, ice and snow, etc.) or any part thereof;

13.1.5     any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations contained in this Lease on its part to be performed or complied with; and

13.1.6     any failure on the part of Tenant to perform or comply with Legal Requirements or Insurance Requirements.

In case any action or proceeding is brought against Landlord by reason of any of the foregoing, Tenant, upon written notice from Landlord shall, at Tenant’s expense, resist or defend or cause to be resisted or defended such action or proceeding. Tenant or its counsel shall keep Landlord apprised at all times of the status of the action or proceeding. At the request of Tenant, Landlord will cooperate with Tenant in any such action or proceeding, and will execute any documents and pleadings reasonably required for such purpose, Tenant hereby agreeing to save Landlord harmless from all cost, expense (excluding attorneys’ fees), loss and damage on account of, growing out of, or resulting from, such cooperation. The establishment of limits of coverage for the insurance required by Article 6 shall not serve in any way to limit Tenant’s obligations pursuant to this Article 13. The provisions of this Section shall survive the expiration or termination of this Lease.

14	DEFAULT PROVISIONS; LANDLORD’S REMEDIES

14.1         Any of the following events (“Events of Default”) shall constitute a default under this Lease:

14.1.1     Tenant’s default in the payment of any installment of rent, or in the payment of any additional rent, on any day upon which the same shall be due and payable and such default shall continue for five (5) days after the date on which the same was due and payable (the “Rent Grace Period”);

14.1.1.1       Notwithstanding any provision in this Lease to the contrary, it shall be an Event of Default if Tenant shall fail to pay any installment of rent, additional rent or other charges due under this Lease beyond the Rent Grace Period more than two (2) times in any twelve (12) month period; or

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14.1.2     Tenant’s doing or permitting anything to be done, whether by action or inaction, contrary to any of Tenant’s obligations pursuant to this Lease and, except as to the payment of Rent and additional rent as set forth in Section 14.1.1 above, such situation shall continue and shall not be remedied by Tenant within thirty (30) days after Landlord shall have given to Tenant notice specifying the same; or, in the case of a happening or default which cannot with due diligence be cured within a period of thirty (30) days and the continuance of which for the period required for cure will not subject Landlord (or any of its directors, officers, shareholders, partners, agents or employees) to the risk of criminal or civil liability or foreclosure of any superior mortgage or any other lien on the Premises, if Tenant shall not duly institute within such thirty (30) day period and promptly and diligently prosecute to completion all steps necessary to remedy the same (but in all events, such completion must be effected not later than ninety (90) days after the notice to Tenant specifying the default); or

14.1.3     The occurrence of any event or the arising of any contingency whereby this Lease, any interest in it, the estate thereby granted or, any portion thereof, or the unexpired balance of the Term would by operation of law or otherwise devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 12; or

14.1.4     Tenant’s abandoning the Premises; or

14.1.5     Tenant’s purposeful and willful failure to abide by any Legal Requirements or Insurance Requirements.

14.2         Upon the occurrence of any Event of Default, the Landlord may exercise any one or more of the following remedies, in addition to all other remedies provided in this Lease and by law or in equity:

14.2.1     The Landlord may, by written notice to Tenant, accelerate all rental and other sums due or to become due hereunder, which shall thereupon be immediately due and payable in full.

14.2.2     The Landlord may give the Tenant a notice (the “Termination Notice”) of its intention to terminate this Lease specifying a day not less than five (5) days thereafter, and, upon the day specified in the Termination Notice, this Lease and the term and estate hereby granted shall expire and terminate and all rights of the Tenant under this Lease shall expire and terminate, but the Tenant shall remain liable for damages as hereinafter set forth. Notwithstanding the foregoing, the Landlord may institute dispossess proceedings for non-payment of rent, distraint or other proceedings to enforce the payment of Rent without giving the Termination Notice.

14.3         Upon any such termination or expiration of this Lease, or other termination of Tenant’s possession under this Lease, the Tenant shall peaceably quit and surrender the Premises to the Landlord, and the Landlord or Landlord’s agents and employees may without further notice immediately or at any time thereafter enter upon or re-enter the Premises, or any part thereof, and possess or repossess itself or themselves thereof either by summary dispossess proceedings, ejectment, any suitable action or proceeding at law, agreement, force or otherwise, and may dispossess and remove Tenant and all other persons and property from the Premises without being liable to indictment, prosecution, or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Premises again. The words “enter” or “reenter,” “possess” or “repossess,” as used in this Lease are not restricted to their technical legal meaning.

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14.4         In the event of any breach or threatened breach by Tenant of any of the agreements, terms, covenants or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or provided in this Lease.

14.5         Each right and remedy of the Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Landlord of any one or more of the rights of remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

14.6         Suit or suits for the recovery of damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained in this Lease shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been so terminated under the provisions of this Article 14 or under any provision of law, or had Landlord not re-entered the Premises. Nothing contained in this Lease shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which Landlord may lawfully be entitled by reason of any default under this Lease or otherwise on the part of Tenant. Nothing contained in this Lease shall be construed to limit or prejudice the right of Landlord to prove and obtain as liquidated damages by reason of the termination of this Lease or reentry on the Premises for the default of Tenant an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceeding in which, such damages are to be proved.

14.7         Upon the occurrence of an Event of Default, the Tenant hereby authorizes and empowers the Landlord, at the Landlord’s option (without imposing any duty upon the Landlord to do so), to re-enter the Premises as agent for the Tenant or any successor-occupant of the Premises under the Tenant, or for its own account or otherwise, and to relet the same for any term expiring either prior to the original expiration date hereof, or simultaneously therewith, or beyond such date, and to receive rent and apply same to pay all fees and expenses incurred by the Landlord as a result of such Event of Default, including without limitation any legal fees and expenses arising therefrom, the cost of re-entry and re-letting and to the payment of the Rent and other charges due hereunder. No entry, re-entry or reletting by the Landlord, whether by summary proceedings, termination or otherwise, shall discharge the Tenant from its liability to the Landlord as set forth herein. Furthermore, notwithstanding anything to the contrary contained in this Lease, in the event of a default by Tenant under this Lease, Landlord shall have no duty to mitigate its damages by attempting to relet the Premises or in any other manner.

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14.8         The Tenant shall be liable for all costs, charges and expenses, including without limitation, reasonable attorney’s fees and disbursements, incurred by the Landlord by reason of the occurrence of any Event of Default or the exercise of the Landlord’s remedies with respect thereto. If the Landlord provides a Rent Concession, and the Tenant defaults under the terms of this Lease, the Tenant shall be liable to the Landlord for the cash value of the entire Rent Concession.

14.9         Landlord shall have a lien upon and a security interest in all of Tenant’s property located on the Premises for the rent, any and all additional rent, for all other payments to be made by Tenant to Landlord or any other person hereunder, for Tenant’s performance of all of Tenant’s obligations pursuant to this Lease and for all of Tenant’s breaches thereof.

14.10       The Tenant, for the Tenant, and on behalf of any and all persons claiming through or under the Tenant, including creditors of all kinds, does hereby waive and surrender all rights and privileges which they or any of them might have under or by reason of any present or future law, to redeem the Premises or to have a continuance of this Lease for the Term after being dispossessed or ejected therefrom by the valid order of a court of competent jurisdiction.

4.11         The provisions of this Article 14 shall survive the expiration or termination of this Lease.

15.	BANKRUPTCY AND INSOLVENCY

15.1         Neither Tenant’s interest in this Lease, nor any estate hereby created in Tenant nor any interest herein or therein, shall pass to any trustee or receiver or assignee for the benefit of creditors or otherwise by operation of law except as may specifically be provided pursuant to the United States Bankruptcy Code.

15.2         In the event the interest or estate created in Tenant hereby shall be taken in execution or by other process of law, or if Tenant is adjudicated insolvent by a court of competent jurisdiction other than the United States Bankruptcy Court, or if a receiver or trustee of the property of Tenant shall be appointed by reason of the insolvency or inability of Tenant to pay its debts, or if Tenant shall file a voluntary petition or proceeding under any federal or state law dealing with bankruptcy, insolvency, reorganization or any other adjustment of its debts, or if any assignment shall be made of the property of Tenant for the benefit of creditors, then and in any such event, this Lease and all rights of Tenant hereunder shall automatically cease and terminate with the same force and effect as though the date of such event were the date originally set forth herein and fixed for the expiration of the Term, and Tenant shall vacate and surrender the Premises but shall remain liable as herein provided.

15.3         Tenant shall not cause or give cause for the appointment of a trustee or receiver of the assets of Tenant and shall not make any assignment for the benefit of creditors or become or be adjudicated insolvent, or file any voluntary petition or commence any voluntary proceeding in respect thereto. The allowance of any petition under any insolvency law except under the Bankruptcy Code or the appointment of a trustee or receiver of Tenant or of its assets, shall be conclusive evidence that Tenant caused, or gave cause therefor, unless such allowance of the petition, or the appointment of a trustee or receiver, is vacated within thirty (30) days after such allowance or appointment. Any act described in this Section 15.3 shall be deemed a material breach of Tenant’s obligations hereunder, and this Lease shall thereupon automatically terminate.

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Landlord does, in addition, reserve any and all other remedies provided in this Lease or by law or in equity.

15.4         Upon the filing of a petition by or against Tenant under the United States Bankruptcy Code:

15.4.1     Tenant, as debtor and as debtor in possession, and any trustee who may be appointed agree as follows: (a) to perform each and every obligation of Tenant under this Lease, until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court; and (b) to pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy on the Premises an amount equal to all rent, additional rent and other charges otherwise due pursuant to this Lease; and (c) to reject or assume this Lease within 60 days of the filing of such petition under Chapter 7 of the Bankruptcy Code or within 120 days (or such shorter term as Landlord, in its sole discretion, may deem reasonable so long as notice of such period is given) of the filing of a petition under any other Chapter; and (d) to give Landlord at least 45 days’ prior written notice of any proceeding relating to any assumption of this Lease; and (e) to give Landlord at least 30 days’ prior written notice of any abandonment of the Premises; any such abandonment to be deemed a rejection of this Lease; and (f) to do all other things of benefit to Landlord otherwise required under the Bankruptcy Code; and (g) to be deemed to have rejected this Lease in the event of the failure to comply with any of the above; and (h) to have consented to the entry of an order by an appropriate United States Bankruptcy Court providing all of the above, waiving notice and hearing of the entry of same.

15.4.2     No Event of Default or default of this Lease by Tenant, either prior to or subsequent to the filing of such a petition, shall be deemed to have been waived unless expressly done so in writing by Landlord.

15.4.3     Included within and in addition to any other conditions or obligations imposed upon Tenant or its successor in the event of assumption and/or assignment are the following: (a) the cure of any monetary defaults and the reimbursement of pecuniary loss within not more than 30 days of assumption and/or assignment; and (b) the deposit of an additional sum equal to three months’ Base Rent to be held pursuant to the terms of Article 11 of this Lease; and (c) the use of the Premises is limited to the Permitted Use and as set forth in Article 4 of this Lease; and (d) the prior written consent of any mortgagee to which this Lease has been assigned as collateral security; and (e) the Premises, at all times, remains a single leasehold structure and no physical changes of any kind may be made to the Premises unless in compliance with the applicable provisions of this Lease.

16	ENTRY BY LANDLORD, ETC

16.1         Tenant shall permit Landlord and its authorized representatives to enter the Premises, or any part thereof, at all reasonable times for the purpose of curing defaults of Tenant in accordance with, and after such notice (if any) as may be required by, the provisions of Article 14. In addition, Tenant, after reasonable prior notice, shall permit Landlord and fee mortgagees and their respective authorized representatives, to enter the Premises, or any part thereof, at all reasonable times during usual business hours for the purpose of inspecting the same.

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16.2         Landlord shall also have the right, after reasonable prior notice, to enter the Premises, or any part thereof, at all reasonable times during usual business hours for the purpose of showing the same to appraisers, prospective lenders and prospective purchasers or fee mortgagees thereof and, at any time within nine (9) months prior to the expiration of this Lease, for the purpose of showing the same to prospective tenants.

16.3         If, at any time during which Landlord or any fee mortgagee shall have the right to enter the Premises, admission to the Premises for the purposes aforesaid cannot be obtained, they, or their respective agents, servants, employees, contractors and representatives, may (on such notice, if any, as may be reasonable under the circumstances, which notice need not be in writing if an emergency exists in respect of the protection of the Premises) enter the Premises and accomplish such purpose. Any entry on the Premises by Landlord or a fee mortgagee shall be at such times and by such methods (other than in the event of such an emergency) as will cause as little inconvenience, annoyance, disturbance, loss of business or other damage to Tenant as may be reasonably practicable in the circumstances.

17	COVENANT OF QUIET ENJOYMENT

17.1         Landlord covenants that Tenant, on paying the rents and performing and observing all the covenants and conditions contained in this Lease, shall and may peaceably and quietly have, hold and enjoy the Premises during the Term, subject, however, to the terms of this Lease and to the matters to which this Lease is subject.

18.	EFFECT OF CONVEYANCE; LIMITS OF LIABILITY OF LANDLORD; DEFINITION OF “LANDLORD

18.1         The term “Landlord” as used in this Lease shall mean and include only the owner or owners (and any mortgagee in possession) at the time in question of the fee estate in the Property, so that in the event of any transfer or transfers (by operation of law or otherwise) of the title to such fee estate, Landlord herein named (and in case of any subsequent transfers or conveyances, the then transferor) shall be and hereby is automatically freed and relieved, from and after the date of such transfer or conveyance, of all liability in respect of the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, provided that (a) any funds in which Tenant has an interest, in the hands of such Landlord or the then transferor at the time of such transfer, shall then be turned over to the transferee, and (b) any amount then due and payable to Tenant by landlord or the then transferor under any provision of this Lease shall then be paid to Tenant and (c) the transferee shall be deemed to have assumed and agreed to perform, subject to the limitations of this Article 18 (and without further agreement between or among the parties or their successors in interest, and/or the transferee) and only during and in respect of the transferee’s period of ownership, all of the terms, covenants and conditions in this Lease contained on the part of Landlord thereafter to be performed, which terms, covenants and conditions shall be deemed to “run with the land,” it being intended hereby that the terms, covenants and conditions contained in this Lease on the part of Landlord shall, subject as aforesaid, be binding on Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership.

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18.2        It is specifically understood and agreed that in the event of a breach by Landlord of any of the terms, covenants or conditions of this Lease to be performed by Landlord, the monetary liability of Landlord in relation to any such breach shall be limited to the equity of Landlord in the Property, including Landlord’s interest in this Lease, the Property, moneys held by any trustee for the benefit of Landlord and any sums at the time due or to become due under this Lease. Tenant shall look only to Landlord’s equity in the Property for the performance and observance of the terms, covenants and conditions of this Lease to be performed or observed by Landlord and for the satisfaction of Tenant’s remedies for the collection of any award, judgment or other judicial process requiring the payment of money by Landlord in the event of a default in the full and prompt payment and performance of any of Landlord’s obligations hereunder. No property or assets of Landlord, other than Landlord’s equity in the Property, shall be subject to lien, levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies in any matter whatsoever arising out of or in any way connected with this Lease or any of its provisions, any negotiations in connection therewith, the relationship of Landlord and Tenant hereunder or the use and occupancy of the Property; and in confirmation of the foregoing, if any such lien, levy, execution or other enforcement procedure so arising shall be on or in respect of any property or assets of Landlord, other than Landlord’s equity in the Property, Tenant shall promptly release any property or assets of Landlord, other than Landlord’s equity in the Property, from such lien, levy, execution or other enforcement procedure by executing and delivering, at Tenant’s expense and without charge to Landlord, any instrument or instruments, in recordable form, to that effect prepared by Landlord (but any such instrument of release shall not release any such lien, levy, execution or other endorsement procedure on or in respect of Landlord’s equity in the Property). Tenant hereby appoints Landlord its attorney-in-fact for the purposes of executing such instrument or instruments of release if Tenant fails or refuses to do so promptly after written request.

19.	SURRENDER; HOLDING OVER BY TENANT

19.1         On the expiration or termination of this Lease, Tenant shall peaceably and quietly leave, surrender and deliver to Landlord the Premises, together with all Alterations which may have been made upon the Premises and tangible personal property of any kind or nature which Tenant may have installed or affixed on, in or to the Premises, whether or not the same be deemed to be fixtures, except as provided in Sections 10.5 and 10.6, all of the foregoing to be surrendered in good, substantial and sufficient repair, order and condition, reasonable use, wear and tear excepted and free of occupants. If as a result of or in the course of the removal of Tenant’s property any damage occurs to the Premises, Tenant shall pay to Landlord the reasonable cost of repairing such damage. If Tenant fails to quit and surrender the Premises upon the expiration or termination of this Lease, it shall be liable to Landlord for the damages caused to Landlord by reason of such holdover and it is agreed that such damages shall be in an amount equal to double the rental rate provided for in this Lease, plus all costs, and damages, including but not limited to direct and indirect damages, consequential damages, and the cash value of any Rent Concessions under this Lease. The acceptance by Landlord of such damages or rental after termination of this Lease shall not be construed as consent to continued occupancy, nor shall such holding over constitute a renewal or extension of this Lease. Landlord may, at its option, construe such holding over as a tenancy from month to month, subject to all the terms, covenants and conditions of this Lease, except as to duration thereof, and in that event the Tenant shall pay Rent and additional rent in advance at the rate provided in this Lease as effective during the last month thereof. Tenant’s obligation to observe or perform this covenant shall survive the expiration or termination of this Lease.

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19.2         Notwithstanding any provision in this Lease to the contrary, any and all Tenant’s property, including but not limited to equipment, fixtures, trade fixtures, inventory, files, vehicles, computer hardware and software, and furniture, left in or about the Premises, Building or Property after the end of the Term or sooner expiration of this Lease, shall be deemed abandoned by Tenant. Landlord shall have the right, without notice to Tenant (and Tenant hereby waives any notice which may be required to be provided to Tenant under the terms of this Lease or under law or any court order or decision) to dispose of all such property of the Tenant in any manner Landlord shall determine, including but not limited to sale, auction, disposal or otherwise, without liability therefore or accounting to Tenant. No proceeds from the sale, auction or disposal or other disposition of any such Tenant’s property shall be credited against any sums due Landlord under this Lease. Tenant hereby waives any and all claims it may have against Landlord arising out of Landlord’s disposal of such property of the Tenant. Tenant hereby agrees to indemnify, defend and hold harmless Landlord from and against any and all claims made by Tenant or any third party, including but not limited to any lender, licensor or secured party, arising out of Landlord’s disposal of such property of the Tenant.

20	CURING DEFAULTS; FEES AND EXPENSES

20.1         If Tenant shall fail to pay any imposition or to make any other payment required hereunder or shall otherwise default in the full and prompt performance of any covenant contained herein and to be performed on Tenant’s part, Landlord, without being under any obligation to do so and without thereby waiving such default, may, after 15 days’ written notice to Tenant, or such notice (which may be oral) as may be reasonable in the circumstances if any emergency exists in respect of the protection of the Premises (however, no notice shall be required in the event of any default by Tenant under Article 6 of this Lease), make such payment or perform such covenant for the account and at the expense of Tenant and may enter upon the Premises for any such purpose and take all action thereon as may be necessary therefor.

20.2         All sums so paid by Landlord in connection with the payment or performance by it of any of the obligations of Tenant hereunder and all actual and reasonable costs, expenses and disbursements paid in connection therewith or enforcing or endeavoring to enforce any right under or in connection with this Lease, or pursuant to law, together with interest thereon at the rate of 15% per annum (or, if lower, the maximum rate permitted by law) from the respective dates of the making of each such payment shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord within 15 days after demand by Landlord. Landlord shall not be limited, in the proof of any damages which Landlord may claim against Tenant arising out of or by reason of Tenant’s failure to provide and keep in force insurance as required by Article 6 hereof, to the amount of the insurance premium or premiums not paid or incurred by Tenant.

20.3         The provisions of this Article 20 shall survive the expiration or termination of this Lease.

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21	MECHANICS’ AND OTHER LIENS

21.1         If any mechanic’s, construction, laborer’s or materialman’s lien shall at any time be filed against the Property or any part thereof with respect to any work done, or labor or materials furnished, or caused to be furnished, by Tenant or anyone claiming through or under Tenant, or any judgment, attachment or levy is filed or recorded against the Property or any part thereof by anyone claiming through or under Tenant, Tenant, within 30 days after the filing thereof, shall cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such lien, judgment, attachment or levy to be discharged within the period aforesaid, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same by bonding proceedings, if permitted by law (and if not so permitted, by deposit in court). Any amount so paid by Landlord, including all costs and expenses paid by Landlord in connection therewith, together with interest thereon at the rate of 15% per annum (or, if lower, the maximum rate permitted by law) from the respective dates of Landlord’s so paying any such amount, cost or expense, shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand.

21.2         Nothing contained in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration to or repair of the Premises, or any part thereof, or as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any mechanic’s or construction liens against Landlord’s interest in the Premises. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic’s or other lien for any such labor or materials shall attach to or affect the reversion or estate or interest of Landlord in and to the Premises.

22.	SIGNS; ADDRESS

See Section 9 of Addendum to Lease Agreement.

22.1         Tenant, subject to all Legal Requirements, may place on the exterior of the Premises a sign or signs of such size, design and color, and in such location, as shall be approved in advance in writing by Landlord which will not be unreasonably withheld or conditioned.

22.2         Landlord shall have the right to change the name or street address of the Property, to install, maintain, move, remove and reinstall signs on and off the Property identifying the Property and advertising any or all of the Property, including the Premises, as for sale or for rent.

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23.	WAIVERS AND SURRENDERS TO BE IN WRITING; RIGHT TO TERMINATE

23.1         The receipt, acceptance and/or deposit (including the endorsement of any check) of full or partial Rent by Landlord with knowledge of any breach of this Lease by Tenant or of any default on the part of Tenant in the observance or performance of any of the provisions or covenants of this Lease shall not be deemed to be a waiver of any such provision, covenant or breach of this Lease. No waiver or modification by Landlord, unless in writing and signed by Landlord, shall discharge or invalidate any provision or covenant or affect the right of Landlord to enforce the same in the event of any subsequent breach or default. The failure on the part of Landlord to insist in any one or more instances upon the strict performance of any of the provisions or covenants of this Lease, or to enforce any covenant or provision herein contained consequent upon a breach of any provision of this Lease shall not affect or alter this Lease or be construed as a waiver or relinquishment for the future of such one or more provisions or covenants or of the right to insist upon strict performance or to exercise such right, remedy or election, but the same shall continue and remain in full force and effect with respect to any then-existing or subsequent breach, act or omission whether of a similar nature or otherwise. The receipt, acceptance and/or deposit (including the endorsement of any check) by Landlord of any Rent or any other sum of money or any other consideration hereunder paid by Tenant after the termination, in any manner, of the Term, or after the giving by Landlord of a termination notice, shall not reinstate, continue or extend the Term, or destroy, or in any manner impair the efficacy of any such termination notice as may have been given hereunder by Landlord to Tenant prior to the receipt, acceptance and/or deposit (including the endorsement of any check) of any such rent, or other sum of money or other consideration, unless so agreed to in writing and signed by Landlord. Neither acceptance of the keys nor any other act or thing done by Landlord or any agent or employee shall be deemed to be an acceptance of a surrender of the Premises, or any part thereof, excepting only an agreement in writing signed by Landlord. No payment by Tenant or receipt, acceptance and/or deposit (including the endorsement of any check) by Landlord of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or of injury or any emergency or other statutory remedy with respect thereto. The provisions of this Section shall survive the expiration or termination of this Lease.

24	NOTICES

24.1         Any statement, demand, election, request, notice, approval, consent or other communication, (collectively, “notice”) authorized or required by this Lease must be in writing and shall be deemed given when delivered by telecopier, facsimile, confirmed email, by special courier, by hand, against receipt, or sent postage prepaid by United States registered or certified mail, return receipt requested, in a prepaid wrapper, addressed to the intended recipient at the address provided at the head of this Lease (except that after the commencement of the Term any notice to Tenant shall be addressed to Tenant at the Premises). Any notices by a party signed by counsel to such party shall be deemed a notice signed by such party. Notice shall be deemed given on the date of delivery or the date delivery is refused. Copies of all notices sent to Landlord must also be sent to:

Adam Nachmani, Esquire

Sirlin Lesser & Benson, P.C.

123 S. Broad Street, Suite 2100

Philadelphia, PA 19109

anachmani@sirlinlaw.com

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25	COVENANTS BINDING ON SUCCESSORS AND ASSIGNS

25.1         All of the terms, covenants and conditions of this Lease shall apply to and inure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of the parties, except as expressly otherwise herein provided. If there shall be more than one Tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein contained. No rights, however, shall inure to the benefit of any assignee or subtenant of Tenant unless the assignment or subletting, as the case may be, has been made in accordance with the provisions set forth in Article 12.

26	RESOLUTION OF DISPUTES

26.1         In the event that Landlord shall commence any summary or other proceedings or action for nonpayment of Rent hereunder, Tenant shall not interpose any counterclaim of any nature or description in such proceeding or action, unless such non-interposition would affect a waiver of Tenant’s right to assert such claim against Landlord in a separate action or proceeding. The parties hereto waive a trial by jury (to the extent permitted by law) on any and all issues arising in any action or proceeding between them or their successors under or in any way connected with this Lease or any of its provisions, any negotiations in connection therewith, the relationship of Landlord and Tenant, or Tenant’s use or occupation of the Premises.

27	DEFINITIONS; HEADINGS; CONSTRUCTION OF LEASE

27.1         The various terms which are defined in other Sections of this Lease shall have the meanings specified in such other Sections for all purposes of this Lease unless the context otherwise requires.

27.2         The Article headings in this Lease and the Table of Contents prefixed to this Lease are inserted only as a matter of convenience and reference and are not to be given any effect whatsoever in construing this Lease.

27.3         All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities in question may require.

28	FORCE MAJEURE

28.1         Whenever the performance of any obligation of either party hereunder shall be delayed, hindered or prevented due to Unavoidable Delays, the time for performance of such obligation, unless other provision is expressly made therefor in this Lease, shall be extended, subject to and limited by the following conditions:

28.1.1     The extension shall be for no longer a period than the delay actually so occasioned;

28.1.2     The party delayed shall promptly notify the other party of the cessation of such Unavoidable Delay and of the extent of the delay which the party delayed claims was occasioned thereby;

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28.1.3     No statement of fact contained in any such notice shall be binding on the party receiving such notice; and

28.1.4    In no event shall lack of funds be deemed a matter beyond either party’s control.

29.	BROKERAGE

29.1       Landlord and Tenant each warrant and represent to the other that either: (i) if a Broker is named in Section 1.1, above, such broker is the only broker who was instrumental in bringing about this Lease (and Landlord is hereby solely responsible for payment of any commission to such Broker named in Section 1.1, above pursuant to a separate agreement between Landlord and such Broker); or (ii) if the word “NONE” appears Section 1.1 , no broker was instrumental in bringing about this Lease. Each party (the “breaching party”) hereto agrees to indemnify, defend and hold the other party (the “non-breaching party”) harmless with respect to any judgments, damages, legal fees, court costs and any and all liabilities of any nature whatsoever incurred by the non-breaching party arising from a breach of the applicable warranty and representation by the breaching party. The provisions of the foregoing representation and indemnity shall survive the expiration or termination of this Lease.

30	MISCELLANEOUS PROVISIONS

30.1       This Lease sets forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises. There are no oral agreements or understandings between the parties hereto affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, agreements and understandings, if any, between the parties hereto with respect to the subject matters hereof, and none thereof shall be used to interpret or construe this Lease. Except as otherwise herein expressly provided, no subsequent alteration, amendment, change, waiver or addition to or of any provision of this Lease, nor any surrender of the Term, shall be binding upon Landlord or Tenant unless reduced to writing and signed by the party against whom the same is charged or such party’s successors in interest.

30.2         This Lease shall not be recorded by either party.

30.3         This Lease shall be governed in all respects by the laws of the State of New Jersey.

30.4         This Lease may be executed in multiple counterparts, each of which shall be treated as an original of this Lease for all purposes, and all of which shall constitute one (1) agreement binding upon all of the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart. Transmission of a facsimile or by email of a pdf copy of the signed counterpart of this Lease (an “Electronic Signature”) shall be deemed the equivalent of the delivery of the original. Each party agrees that the Electronic Signatures, whether digital or encrypted, of the parties included in this Lease are intended to authenticate this writing and to have the same force and effect as manual signatures.

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30.5         All obligations of Tenant which shall not have been performed prior to the end of the Term or which by their nature involve performance, in any particular, after the end of the Term, or which cannot be ascertained to have been fully performed until after the end of the Term, shall survive the expiration or termination of the Term.

30.6         If any term, covenant, condition, or provision of this Lease or the application thereof to any person or circumstance shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition, and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

30.7         Anything in this Lease to the contrary notwithstanding, in the event that (a) any act or omission of Tenant shall require the consent or approval of Landlord pursuant to this Lease, and (b) this Lease provides that Landlord shall not unreasonably withhold such consent or approval, and (c) Tenant shall claim that Landlord has unreasonably withheld such consent or approval, then the sole recourse of Tenant upon the inability of the parties to agree shall be to bring an appropriate action in a court of competent jurisdiction against Landlord solely to issue a determination of whether the withholding of such consent or approval by Landlord is “reasonable” or “unreasonable”, and Tenant shall not be entitled to any damages or other remedy other than specific performance for the issuance by Landlord of such consent or approval if such court of competent jurisdiction shall determine that such withholding of consent was unreasonable.

30.8         Confidentiality. Tenant agrees to treat all Confidential Information (defined below) disclosed to [him/her/it] by the Landlord as confidential, and to make no use of any such Confidential Information for any reason except as provided herein; provided however, that the Tenant may disclose such Confidential Information: (a) to its partners, members, managers, employees, advisors, consultants, attorneys, accountants, and lenders (the “Tenant’s Agents”) for the purpose of carrying on ordinary business operations so long as any such Tenant’s Agents to whom such disclosure is made shall also agree in writing to keep all such Confidential Information confidential in accordance with the terms hereof; and (b) if disclosure is required by law or by regulatory or judicial process, provided that in such event, the Tenant shall notify the Landlord in writing or such required disclosure, shall exercise all commercially reasonable efforts to preserve the confidentiality of the Confidential Information, including, without limitation, reasonably cooperating with the Landlord to obtain an appropriate order or other reliable assurance that Confidential Information will be treated as confidential by such tribunal and shall disclose only that portion of the Confidential Information which the Tenant is legally required to disclose.

For purposes of this Section, “Confidential Information” shall mean any and all information disclosed in, pertaining to, or relating in any way to the Lease including (but not limited to), amounts paid in rent, amounts charged per square foot, concessions of any kind, and any and all information relating to or in any way implicating, the financial obligations of the Tenant to the Landlord. Notwithstanding the foregoing, the confidentiality of this Section shall not apply to any information or document which (i) is or becomes generally available to the public other than as a result of a disclosure in violation of this Agreement; or (ii) subject to compliance with clause (b) above, is required by law or court order to be disclosed. In the event of a termination of this Lease, the Tenant shall promptly return all such Confidential Information to the Landlord except that which it would ordinarily retain in the Tenant’s ordinary course of business and upon which, this confidentiality provision still applies. The confidentiality provision contained in this Section shall apply to all Confidential Information in perpetuity unless otherwise limited by applicable law, regulation or court order and shall survive the termination of this Lease.

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See Section 7 of Addendum to Lease Agreement.

31	COMPLIANCE WITH ENVIRONMENTAL LAWS

31.1         Landlord, to the best of its knowledge, represents that the Premises currently comply with the requirements of any Federal, state, county, municipal or other governmental law, ordinance, rule, regulation, requirement and/or directive pertaining to the environment (an “Environmental Law” or “Environmental Laws”), including, but not limited to, the New Jersey Spill Compensation and Control Act (N.J.S.A. 58:10-23.11 et seq.); the New Jersey Water Pollution Control Act (N.J.S.A. 58:10A-1 et seq.); the Worker and Community Right To Know Act (N.J.S.A. 34:5A-1 et seq.); the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.); the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.); and the Industrial Site Recovery Act (N.J.S.A. 13:lK-6 et seq.) (“ISRA”).. Tenant shall, at Tenant’s sole cost and expense, comply with the requirements of any Federal, state, county, municipal or other governmental law, ordinance, rule, regulation, requirement and/or directive pertaining to the environment (an “Environmental Law” or “Environmental Laws”), including, but not limited to, the New Jersey Spill Compensation and Control Act (N.J.S.A. 58:10-23.11 et seq.); the New Jersey Water Pollution Control Act (N.J.S.A. 58:10A-l et seq.); the Worker and Community Right To Know Act (N.J.S.A. 34:5A-1 et seq.); the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.); the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.); and the Industrial Site Recovery Act (N.J.S.A. 13:lK-6 et seq.) (“ISRA”), which are caused by Tenant, and/or its agents, employees, contractors, licensees and invitees. In this regard, Tenant shall, at Tenant’s sole cost and expense, make all submissions to, provide all information to and comply with all requirements of any governmental authority. Should said governmental authority determine that action is necessary to clean up, remove and/or eliminate any spills or discharges by Tenant or dangerous or Hazardous Substances (hereinafter defined) in and upon the Premises and/or that a cleanup plan must be prepared and submitted, then and in that event, Tenant shall, at Tenant’s sole cost and expense, take any and all action required and carry out any and all approved plans. As used herein, “Hazardous Substances” means any substance that is toxic ignitable, reactive, or corrosive and that is regulated by any local government, the State of New Jersey or the United States government, any and all material or substances that are defined as “hazardous waste,” “extremely hazardous waste,” or a “hazardous substance” pursuant to state, federal, or local government law, and any asbestos, polychlorobiphinyls (PCBs), hydraulic or lubricating oils, and petroleum. Tenant’s obligations pursuant to this Section shall arise whenever required by any appropriate governmental agency, including, but not limited to, any closing, terminating or transferring of operations at the Premises.

31.1.1     Tenant shall, at Tenant’s own expense, comply with ISRA, the regulations promulgated thereunder and any amending and successor legislation and regulations (“ISRA”). Provided ISRA compliance is applicable, Tenant shall, at Tenant’s own expense, make all submissions to, provide all information to, and comply with all requirements of, the Industrial Site Evaluation Element or its successor (“Element”) of the New Jersey Department of Environmental Protection or its successor (“NJDEP”).

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31.1.2     Tenant’s obligations under this Section shall arise if there is a closing of operations, a transfer of ownership or operations, or a change in ownership at or affecting the Premises pursuant to ISRA, whether triggered by Landlord or Tenant if due to the activities of Tenant on the Premises.

31.1.3     If applicable, provided this Lease is not previously canceled or terminated by either party or by operation of law, Tenant shall commence its submission to the Element in anticipation of the end of the Term no later than one (1) year prior to the expiration of the Term.

31.1.4     For purposes of this Section, the term “Environmental Documents” shall mean all environmental documentation concerning the Premises or its environs, in the possession or under the control of Tenant, including without limitation all sampling plans, cleanup plans, preliminary assessment plans and reports, site investigation plans and reports, remedial investigation plans and reports, remedial action plans and reports or the equivalent, sampling results, sampling result reports, data, diagrams, charts, maps, analyses, conclusions, quality assurance/quality control documentation, correspondence to or from the Element or any other municipal, county, state or federal governmental authority, submissions to the Element or any other municipal, county, state or federal governmental authority and directives, orders, approvals and disapprovals issued by the Element or any other municipal, county, state or federal governmental authority. During the Term and subsequently promptly upon receipt by Tenant or Tenant’s representatives, Tenant shall deliver to Landlord all Environmental Documents concerning or generated by or on behalf of Tenant, whether currently or hereafter existing.

31.1.5     Tenant shall notify Landlord in advance of all meetings scheduled between Tenant or Tenant’s representatives and NJDEP or any other environmental authority, and Landlord and Landlord’s representatives shall have the right, without the obligation, to attend and participate in all such meetings.

31.1.6     Should a Licensed Site Remediation Professional (“LSRP”), the Element or any other division of NJDEP or other governmental authority determine that a remedial action work plan be prepared and that remediation be undertaken because Hazardous Substances exist, or have been spilled, discharged or placed in, on, under or about the Property during the Term by Tenant, and/or its agents, employees, contractors, licensees and invitees, Tenant shall, at Tenant’s own expense, promptly prepare and submit a remedial action workplan and establish a remediation funding source, which plan and funding source shall be satisfactory to Landlord, and shall promptly implement the approved remedial action workplan to the satisfaction of Landlord. In no event shall Tenant’s remedial action involve engineering or institutional controls, including without limitation capping, deed notice, declaration of restriction or other institutional control notice pursuant to P.L. 1993, c.139, and notwithstanding NJDEP’s requirements, Tenant’s remedial action shall meet the most stringent NJDEP remediation standards for soil, surface water and groundwater. Promptly upon completion of all required investigatory and remedial activities, Tenant shall restore the affected areas of the Property from any damage or condition caused by the work, including without limitation closing, pursuant to law, any wells installed at the Property.

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31.1.7     At no expense to Landlord, Tenant shall promptly provide all information requested by Landlord or NJDEP for preparation of a de minimis quantity exemption application, limited conveyance application or other submission and shall promptly sign such affidavits and submissions when requested by Landlord or NJDEP.

31.1.8     Should Tenant’s operations at the Premises change from its current use to include industrial manufacturing but be outside of those industrial operations covered by ISRA, Tenant shall, at Tenant’s own expense, obtain a de minimis quantity exemption from the Element prior to the expiration or termination of the Term and shall promptly provide Tenant’s submission and the Element’s exemption letter to Landlord. Should Tenant obtain a de minimis quantity exemption from the Element, then Tenant shall, at Landlord’s option, hire a consultant satisfactory to Landlord to undertake sampling at the Premises sufficient to determine whether any Hazardous Substances exist or have been spilled, discharged or placed in, on, under or about the Premises during the Term. Should the sampling reveal any spill, discharge or placing of Hazardous Substances in, on, under or about the Premises, then Tenant shall, at Tenant’s expense, prior to the expiration or earlier termination of the Term, promptly remediate same to the satisfaction of Landlord and NJDEP. In no event shall Tenant’s remedial action involve engineering or institutional controls, including without limitation capping, deed notice, declaration of restriction or other institutional control notice pursuant to P.L. 1993, c.139., and notwithstanding NJDEP’s requirements, Seller’s remedial action shall meet the most stringent NJDEP remediation standards for soil, surface water and groundwater.

31.1.9     If Tenant fails to obtain the issuance, subject to review and approval by the Element, of (i) a de minimis quantity exemption, or (ii) a Response Action Outcome (“RAO”) issued by an LSRP (collectively referred to as “ISRA Clearance”) from the Element, or fails to remediate the Premises pursuant to Section 31.1.8 above, prior to the expiration or earlier termination of the Term, then upon the expiration or earlier termination of the Term Landlord shall have the option either to consider the Lease as having ended or to treat Tenant as a holdover tenant in possession of the Premises pursuant to Article 19 of this Lease. If Landlord considers the Lease as having ended, then Tenant shall nevertheless be obligated to promptly obtain ISRA Clearance or fulfill the obligations set forth in Section 31.1.8 above, as the case may be. If Landlord treats Tenant as a holdover tenant in possession of the Premises, then Tenant shall monthly pay to Landlord basic and additional rental at the rate set forth in Article 19 of this Lease until such time as Tenant obtains ISRA Clearance or fulfills its obligations under Section 31.1.8 above, as the case may be, and during the holdover period all of the terms of this Lease shall remain in full force and effect.

31.2         Tenant represents and warrants to Landlord that Tenant intends to use the Premises for only the Permitted Use specified in Section l.l(P) of this Lease, and that its NAICS number is as set forth in Section 1.1(E) of this Lease is true and accurate.

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31.3         Promptly upon the written request of Landlord, from time to time, Tenant shall provide Landlord, at Landlord’s expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable to Landlord to assess with a reasonable degree of certainty the presence or absence of any Hazardous Substances and the potential costs in connection with abatement, cleanup, or removal of any Hazardous Substances found on, under, at, within or about the Premises. Tenant shall permit Landlord and Landlord’s agents, servants and employees, including but not limited to legal counsel and environmental consultants and engineers, access to the Premises for the purposes of environmental inspection and sampling during regular business hours, or during other hours either by agreement of the parties or in the event of any environmental emergency. Tenant shall not restrict access to any part of the Premises, and Tenant shall not impose any conditions to access. In the event that Landlord’s environmental inspection shall include sampling and testing of the Premises, Landlord shall use reasonable efforts to avoid unreasonably interfering with Tenant’s use of the Premises.

31.4         Tenant shall at all times indemnify, defend (with counsel selected by Landlord) and hold harmless Landlord against and from any and all claims, suits, liabilities, actions, debts, damages, costs, losses, obligations, judgments, charges, and expenses, including sums paid in settlement of claims, of, any nature whatsoever suffered or incurred by Landlord that are based on Tenant’s operation of the Premises, Tenant’s negligence, Tenant’s willful misconduct, or on other acts or omissions of Tenant with respect to:

30.4.1     Any actual or suspected discharge of Hazardous Substances, the threat of a discharge of any Hazardous Substances, or the actual or suspected presence of any Hazardous Substances on, in, upon, under, or affecting the Property, whether or not the same originates or emanates from the Premises, or any other real estate, including any loss of value of the Premises as a result of any of the foregoing;

31.4.2     Any costs of removal or remedial action incurred by any governmental authority, any response costs incurred by any other person or damages from injury to, destruction of, or loss of natural resources, including reasonable costs of assessing such injury, destruction or loss, incurred pursuant to any Environmental Laws;

31.4.3     Liability for personal injury or property damage arising under any statutory or common-law tort theory, including, without limitation, damages assessed for the maintenance of a public or private nuisance or for the carrying on of an abnormally dangerous activity at or near the Premises; and/or

31.4.4     Any other environmental matter affecting the Premises within the jurisdiction any other federal agency, or any state or local environmental agency or political subdivision or any court, administrative panel or tribunal.

Tenant’s obligations pursuant to this Section 31.4 of this Lease shall arise upon the discovery of, or the threat or suspected presence of any Hazardous Substance, whether or not any other federal agency or any state or local environmental agency or political subdivision or any court, administrative panel, or tribunal has taken or threatened any action in connection with the presence of any Hazardous Substances.

31.5         In the event of any discharge of Hazardous Substances, the threat of a discharge of any Hazardous Substances, or the presence of any Hazardous Substance affecting the Property, whether or not the same originates or emanates from the Premises or any other real estate, and/or if Tenant shall fail to comply with any of the requirements of the Environmental Laws, Landlord may at its election, but without the obligation so to do, give such notices and/or cause such work to be performed at the Property and/or take any and all other actions as Landlord shall deem necessary or advisable in order to abate the discharge of any Hazardous Substance, remove the Hazardous Substance or cure Tenant’s noncompliance.

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31.6         If Landlord, or someone on Landlord’s behalf, retains the services of attorneys in connection with Article 31 of this Lease, Tenant shall pay Landlord’s reasonable costs, expenses, and actual attorney fees (including consultant fees) thereby incurred. By way of clarification and not limitation, Tenant hereby expressly acknowledges that Tenant shall pay the reasonable costs, expenses, and fees of Landlord incurred in connection with Landlord’s evaluation or interpretation of any environmental audits, investigations, or site assessments obtained pursuant to the terms hereof. Landlord may employ attorneys of Landlord’s own choice.

31.7         This Article 31 shall survive the expiration or earlier termination of this Lease. Tenant’s failure to abide by the terms of this Article 31 shall be restrainable by injunction.

32.	ENVIRONMENTAL REPORTS

32.1         Tenant shall promptly provide Landlord with all documentation and correspondence provided to NJDEP pursuant to the Worker and Community Right to Know Act, N.J.S.A. 34:5A-1 et seq. and the regulations promulgated thereunder, if applicable.

32.2         Tenant shall promptly supply to Landlord all reports and notices made by Tenant pursuant to the Hazardous Substance Discharge Reports and Notices Act, N.J.S.A. 13:1 K-l 5 et seq. and the regulations promulgated thereunder, if applicable.

32.3         Tenant shall promptly supply Landlord with any notices, correspondence and submissions made by Tenant to NJDEP, the United State Environmental Protection Agency, the United States Occupational Safety and Health Administration, or any other local, state or federal authority which requires submission of any information concerning Environmental Laws, environmental matters or hazardous wastes or substances. Tenant shall also promptly supply Landlord with all documentation, notices and correspondence delivered to Tenant by any such authority with respect to Environmental Laws, environmental matters or hazardous wastes or substances.

33.	OFAC

33.1         Tenant represents and warrants to Landlord that Tenant is not a party with whom Landlord is prohibited from doing business pursuant to the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury, including those parties named on OF AC’s Specially Designated Nationals and Blocked Persons List. Tenant is currently in compliance with, and shall at all times during the Lease Term remain in compliance with, the regulations of OFAC and any other governmental requirement relating thereto. In the event of any violation of this Section, Landlord shall be entitled to immediately terminate this Lease and take such other actions as are permitted or required to be taken under law or in equity. Tenant shall defend, indemnify and hold harmless Landlord and Landlord’s employees and agents form and against any and all claims, damages, loss, risks, liabilities and expenses (including attorney’s fees and costs) incurred by Landlord arising from or related to any breach of the foregoing certifications. The obligations under this Section 33.1 shall survive the expiration or earlier termination of this Lease.

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34.	GUARANTY

34.1         Attached hereto as Exhibit C is a personal guaranty to be signed by the Guarantor (if so named in Section 1.1(C), above) as a material inducement to Landlord to enter into this Lease.

35.	ADDITIONAL TERMS. Additional Terms incorporated herein are set forth below.

35.1         An Addendum to Lease Agreement is attached hereto and constitutes a material part of this Lease.

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IN WITNESS WHEREOF, the parties have hereunto set their hands and seals, or caused these present to be signed by their proper corporate officers and their proper corporate seals to be hereto affixed, the day and year first above written.

WITNESS:	LANDLORD:
SWARTHMORE 1915 LLC
a New Jersey limited liability company

	By:	/s/ Connie Friedland
Name: Connie Friedland
Title: Manager

TENANT: PISH POSH BABY LLC a Delaware limited liability company

	By:	/s/ Dov Kurlander
Name: Dov Kurlander
Title: Authorized Member

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EXHIBIT A
PREMISES

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EXHIBIT B-l
LANDLORD’S WORK

None. Tenant accepts the Premises in “AS IS” and “WHERE IS” condition.

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EXHIBIT B-2
TENANT’S WORK

Tenant accepts the Premises in “AS IS” and “WHERE IS” condition. Tenant shall be responsible and pay in full the entire cost for the fit-up of the Premises in addition to any specialized equipment, systems and infrastructure required by the Tenant. Tenant’s Work shall be completed in accordance with the Lease including, without limitation, Section 10.5 of the Lease.

Tenant is solely responsible to obtain, at its sole cost and expense, any required certificate of occupancy or other approval to use and occupy the Premises, and shall also be solely responsible to obtain, at its sole cost and expense, all permits, inspections and approvals for any and all improvements, installations and alterations Tenant may undertake (collectively, the “CO and Approvals”).

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EXHIBIT C
GUARANTY

FOR VALUE RECEIVED and in consideration of and in order to induce the execution of that certain lease agreement dated September 13th, 2019 (the “Lease”) between Swarthmore 1915 LLC (the “Owner” and the “Landlord”) and Pish Posh Baby LLC (the “Tenant”) in the building located at 1915 Swarthmore Avenue, Lakewood, NJ 08701 (the “Building”), for lease of Unit 6 in the Building (the “Demised Premises”), and other good and valuable consideration:

1.           The undersigned, Dov Kurlander (the “Guarantor”), hereby represents and acknowledges that that Guarantor is deriving a direct and material benefit to the execution and performance of the Lease by Landlord, and acting as surety hereby absolutely and unconditionally, for himself/herself and his/her legal representatives, successors and assigns, guarantees to Owner and to its legal representatives, successors and assigns, the prompt and full performances and observance by the Tenant and by its legal representatives, successors and assigns of:

(a) Tenant’s obligation to pay Rent, Additional Rent (as those terms are defined in the Lease), and any charges accruing under the Lease (including any increase in or replenishment of the Security Deposit), during the term of the Lease or any lesser portion thereof during which Tenant, its members, shareholders, agents, employees, assignees, subtenants or anyone else with the permission of and/or under or through Tenant, occupies the Premises or any part thereof.

This guaranty is an absolute, continuing and unconditional guaranty of payment (and not of collection) and of performance. Notice of all defaults is waived and consent is hereby given to all extensions of time that Owner may grant to Tenant in the performance of any of the terms of the Lease and/or to the waiving in whole or in part of any such performance, and/or to the releasing of Tenant in whole or in part from any such performance, and/or to the adjusting of any dispute in connection with the Lease, and/or to the assignment of the Lease to any other entity; and no such defaults, extensions, waivers, releases, adjustments, or assignments, with or without the knowledge of the undersigned, shall affect or discharge the liability of the undersigned; and the undersigned hereby waives any and all right to a trial by jury in any action or proceeding to enforce such liability hereafter instituted by Owner, or its successors or assigns, to which the undersigned may be a party. The undersigned further agrees to pay all expenses, including reasonable legal fees and disbursements paid or incurred by Owner in seeking to enforce this guaranty, in the event Owner prevails in such enforcement.

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2.             This Guaranty shall not be impaired by, and the undersigned hereby consents to (i) any modification, supplement, extension or amendment of the Lease to which the parties thereto may hereafter agree and (ii) any assignment of the Lease. The liability of the Guarantor hereunder is direct, unconditional and co-extensive with that of the Tenant and may be enforced without requiring Owner first to resort to any other right, remedy or security. This Guaranty shall not be affected by any bankruptcy proceeding or other proceeding affecting the rights of creditors of Tenant, nor by discharge or modification of Tenant’s liability under the Lease in any bankruptcy proceeding. An assignment of the Lease or any subletting thereunder shall not release or relieve the undersigned from its liability hereunder. The Guarantor shall have no right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security for the debts and obligations of Tenant to Owner, unless and until all of said debts and obligations have been satisfied in full.

3.             This Guaranty is a continuing guaranty which shall remain effective during the term of all or any portion of the Lease while Tenant is in possession and as to any surviving provisions that remain effective after the termination of the Lease.

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4.             The undersigned Guarantor hereby waives any and all rights to a trial by jury in any action or proceeding commenced by Owner against Tenant and/or Guarantor in connection with the enforcement of the Lease or this Guaranty.

5.             This Guaranty shall be governed by and interpreted in accordance with the laws of the State of New Jersey for contracts wholly made and performed in New Jersey. Guarantor hereby irrevocably submits to the jurisdiction of any federal or state court sitting in Ocean County in the State of New Jersey over any action or proceeding arising out of or related to this Guaranty and agrees with Owner that personal jurisdiction over Guarantor rests with such courts for purposes of any action on or related to this Guaranty.

6.             Notwithstanding anything to the contrary in this Guaranty, provided that Tenant immediately upon demand surrenders and delivers the Premises to Landlord in the condition required by the Lease following an uncured Event of Default and the amount of the Maximum Guarantor Liability (defined herein) is paid in certified funds at the time the Premises are surrendered and delivered to Landlord, the “Maximum Guarantor Liability” under this Guaranty shall be equal to: (i) all past due Base Rent and additional rent as of the date Tenant commits the Event of Default under the Lease which gives rise to Guarantor’s obligations under this Guaranty plus (ii) all Base Rent and additional rent for the six (6) month period commencing on the date Tenant commits the Event of Default under the Lease which gives rise to Guarantor’s obligations under this Guaranty plus (iii) the unamortized amount of any commissions relating to the Lease plus (iv) all attorneys’ fees and costs incurred by Landlord or caused by any such default and/or by the enforcement of this Guaranty. The amount payable under this Guaranty shall be immediately due and payable to Landlord and shall be paid to Landlord without prior notice or demand. If Guarantor fails to timely and strictly comply with all of the foregoing requirements, Guarantor’s liability under this Guaranty shall not be limited by this paragraph 6.

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Dated: 9/1/2019	/s/ Dov Kurlander, individually
Name: Dov Kurlander, individually
Address: 601 Bower Avenue
Toms River, NJ 08755
Social Security#: 273 92 4839

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ADDENDUM TO LEASE AGREEMENT

THIS ADDENDUM TO LEASE AGREEMENT (“Addendum”) is made part of that certain Lease Agreement dated 9/1/2019 (the “Lease”) by and between SWARTHMORE 1915 LLC (“Landlord”) and PISH POSH BABY LLC (“Tenant”).

1.            Interpretation. In the event of a conflict between the terms of the Lease and the terms of this Addendum, the terms of this Addendum shall govern and control.

2.            Renewal. Sections 1.1(H) and 2.3 of the Lease are amended to add:

“Provided that no Event of Default shall have occurred nor is continuing to occur at any time during the initial Term of the Lease, Tenant shall have the right (the “Renewal Option”), upon not less than nine (9) months prior written notice to Landlord (time being of the essence and such nine (9) month period being fully and strictly enforceable notwithstanding any court decision or decisions which may allow for a shorter time period under any equitable or other principle) (“Tenant’s Renewal Notice”), to exercise its option to renew this Lease for one (1) additional term of five (5) years (the “Option Term”) upon the same terms and conditions as set forth herein except that the Base Rent shall be the greater of (i) the then current Base Rent being paid by Tenant increased by three (3%) percent, or (ii) the fair market value on the date of commencement of the Option Term, determined by Landlord, in its commercially reasonable discretion, based upon the then current rental rates per square foot being quoted by Landlord for comparable space in Lakewood, New Jersey with annual increases of at least three (3%) percent each year of the Option Term.”

3.            Rent Credit. Landlord will provide Tenant with a rent credit equal to one (1) monthly installment of the current Base Rent, which the parties agree is the amount of $4,936.46 (“Rent Credit”). The Rent Credit shall automatically be credited against the first full monthly installment of accruing Base Rent due and payable under the Lease.

4.            Parking Areas. Subject to Landlord’s rules and regulations, Legal Requirements and posted parking restrictions, Tenant’s invitees may park their vehicles at the Building while conducting business with Tenant provided that such parking does not interfere with or obstruct the use of the common areas, shared areas, driveways, loading docks, garages, parking areas, walkways or sidewalks. Tenant shall take all reasonable and appropriate steps to ensure that Tenant’s invitees do not violate this Section 4

5.            Damage or Destruction. Section 7.3 of the Lease is hereby amended to add: “In the event that more than fifty (50%) percent of the Premises is (i) destroyed by a casualty not caused by the negligence of Tenant or its employees or their intentional conduct or (ii) taken by condemnation, then Landlord or Tenant shall have thirty (30) days from the date of such casualty or final determination of such condemnation to terminate this Lease effective as of the date of such condemnation or destruction by the serving irrevocable written notice of such termination on the non-terminating party.”

6.            Assignment; Subletting and Mortgaging. Section 12.1.1.3 of the Lease is hereby deleted in its entirety.

7.            Miscellaneous Provisions.

“30.8 Confidentiality. The parties agree to treat all Confidential Information (defined below) disclosed to [him/her/it] by the any other party to this Lease as confidential, and to make no use of any such Confidential Information for any reason except as provided herein; provided however, that any party may disclose such Confidential Information: (a) to its partners, members, managers, employees, advisors, consultants, attorneys, accountants, and lenders (the “Agents”) for the purpose of carrying on ordinary business operations so long as any such Agents to whom such disclosure is made shall also agree in writing to keep all such Confidential Information confidential in accordance with the terms hereof; and (b) if disclosure is required by law or by regulatory or judicial process, provided that in such event, the disclosing party shall notify the non-disclosing party or parties in writing or such required disclosure, shall exercise all commercially reasonable efforts to preserve the confidentiality of the Confidential Information, including, without limitation, reasonably cooperating with Landlord to obtain an appropriate order or other reliable assurance that Confidential Information will be treated as confidential by such tribunal and shall disclose only that portion of the Confidential Information which the Tenant is legally required to disclose.

For purposes of this Section, “Confidential Information” shall mean any and all information disclosed in, pertaining to, or relating in any way to the Lease including (but not limited to), amounts paid in rent, amounts charged per square foot, concessions of any kind, and any and all information relating to or in any way implicating, the financial obligations of Tenant to Landlord. Notwithstanding the foregoing, the confidentiality of this Section shall not apply to any information or document which (i) is or becomes generally available to the public other than as a result of a disclosure in violation of this Lease; or (ii) subject to compliance with clause (b) above, is required by law or court order to be disclosed. In the event of a termination of this Lease, each party receiving Confidential Information from another party shall promptly return all such Confidential Information to Landlord except that which it would ordinarily retain in such parties’ ordinary course of business and upon which, this confidentiality provision still applies. The confidentiality provision contained in this Section shall apply to all Confidential Information in perpetuity unless otherwise limited by applicable law, regulation or court order and shall survive the termination of this Lease.

Notwithstanding anything to the contrary in this Section, the parties are authorized to file this Lease and any other documents reasonably necessary or required by law to file and/or pursue a lawsuit to enforce this Lease.”

8.            Indemnity. Article 13 of the Lease is hereby deleted in its entirety and replaced with the following:

“13.1. Notwithstanding Tenant’s obligation to provide and maintain insurance, Tenant shall defend, indemnify and hold harmless Landlord, and its directors, officers, employees, agents, successors, assigns and affiliates from and against all claims, damages, costs, expenses, liabilities, actions, suits, fines and penalties (including, without limitation reasonable attorneys’ fees and expenses) of any kind or nature whatsoever, suffered or incurred by any of such indemnified parties, based upon or arising out of any third party claim for personal injury (including death), suffered by any person (including employees of Tenant) and loss of or damage to any property (including loss of use thereof), in either case proximately caused by or arising out of Tenant’s use or occupancy of the Premises including, without limitation (i) acts or omissions of Tenant or its agents or employees or (ii) the breach of any covenant, representation or warranty of Tenant contained in this Lease. Nothing in this indemnity shall require Tenant to defend, indemnify and/or hold Landlord from and against claims, damages, costs, expenses, liabilities, actions, suits, fines and penalties to the extent the same are caused by Landlord’s negligence or willful misconduct.

13.2.       Landlord shall defend, indemnify and hold harmless Tenant and its directors, officers, employees, agents, successors, assigns and affiliates from and against all claims, damages, costs, expenses, liabilities, actions, suits, fines and penalties (including without limitation reasonable attorneys’ fees and expenses) of any kind or nature whatsoever, suffered or incurred by any of such indemnified parties, based upon or arising out of any third party claim for personal injury (including death), suffered by any person (including employees of Landlord) and loss of or damage to any property (including loss of use thereof), in either case proximately caused by or arising out of the following: (i) acts or omissions of Landlord, or its agents, employees or contractors or (ii) the breach of any covenant, representation or warranty of Landlord contained in this Lease only after written notice thereof and reasonable opportunity to cure. Nothing in this indemnity shall require Landlord to defend, indemnify and/or hold Tenant harmless from and against claims, damages, costs, expenses, liabilities, actions, suits, fines and penalties to the extent the same are caused by the acts or omissions of Tenant, its invitees, customers, agents, employees or contractors.

13.3.       In the event of a claim covered by an indemnity hereunder, the damaged party shall promptly notify the indemnifying party in writing of such claim, and the indemnifying party shall thereupon either pay or undertake to defend such claim on behalf of the damaged party, and the indemnifying party shall hold the damaged party free and harmless from such claim. If the indemnifying party fails to pay or to undertake to defend against such claim, then the damaged party may either pay, settle or contest such claim, in which case the indemnifying party shall reimburse the damaged party for all reasonable payments made and all reasonable costs and expenses, including reasonable attorney’s fees, incurred in connection with the settlement or contest of such claim, and shall hold the damaged party free and harmless therefrom.”

9.            Signs; Address. Landlord consents to Tenant’s existing signs at the Premises. Notwithstanding the foregoing, Landlord shall have right, but not the obligation, to install, maintain, move, remove, reinstall and/or replace any existing sign or signs at the Premises or Building and/or to require Tenant to remove any of Tenant’s existing signs.

10.          Contingency. This Lease is contingent upon the execution of a lease termination agreement terminating the Prior Lease (defined in Section 1.1 (J) of the Lease) in form and substance satisfactory to Landlord.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals, or caused these present to be signed by their proper corporate officers and their proper corporate seals to be hereto affixed, the day and year first above written.

LANDLORD:
SWARTHMORE 1915 LLC
a New Jersey limited liability company

By:	/s/ Connie Friedland
Name: Connie Friedland
Title: Manager

TENANT:
PISH POSH BABY LLC
a Delaware limited liability company

By:	/s/ Dov Kurlander
Name: Dov Kurlander
Title: Authorized Member